Exhibit 10.23

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

MORTGAGE WAREHOUSE AGREEMENT

by and between

GUILD MORTGAGE COMPANY, A CALIFORNIA CORPORATION,

and

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

AGREEMENT DATE:

APRIL 13, 2020

AGREEMENT NO.:

4847

Mortgage Warehouse Agreement Version: 2015-21 HAL2018-1

MORTGAGE WAREHOUSE AGREEMENT

THIS MORTGAGE WAREHOUSE AGREEMENT (this “Agreement”) is made and entered into as of APRIL 13, 2020 (the “Agreement Date”) (but effective as of the Effective Date) between GUILD MORTGAGE COMPANY, A CALIFORNIA CORPORATION (the foregoing are each individually and collectively referred to herein as “Seller”) and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION.

RECITALS

A.       Seller is actively engaged in Mortgage Loan Activities.

B.       Seller is seeking additional funding sources for its Mortgage Loan Activities through the sale of Participation Interests in Mortgage Loans generated by such Mortgage Loan Activities.

C.       Bank is, among other things, in the business of purchasing participation interests in Mortgage Loans.

D.       Seller shall have no obligation to offer for sale, and Bank shall have no obligation to purchase, Participation Interests in such Mortgage Loans. However, Seller and Bank desire to set forth the terms under which such offers and purchases, if any, can be made.

AGREEMENT

NOW, THEREFORE, for and in consideration of the covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1       Specific Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Advance Request Termination Date” shall mean the final day on which Seller may submit to Bank a Request. The Advance Request Termination Date is the earlier to occur of: (a) the date which is twelve (12) months after the Effective Date; or (b) the date on which Seller’s rights hereunder to submit any and all Requests to Bank shall terminate pursuant to the provisions of this Agreement or any other Warehouse Document (including, pursuant to Section 5.2, 5.3 or 9.2).

“Bank Document Deliverables” shall mean, with respect to any Participated Mortgage Loan, (a) the original of the fully executed Mortgage Note for such Participated Mortgage Loan, together with the Required Endorsements related thereto (including, without limitation, each original executed allonge required by Bank in connection therewith) and (b) any other agreements, files, records and other documents related to such Participated Mortgage Loan which are required to be delivered to Bank in connection with the purchase of the Participation Interest in such Participated Mortgage Loan pursuant to the Warehouse Program Guide in effect as of the related Purchase Date.

“Broker Originated Mortgage Loan” shall mean any Mortgage Loan which: (a) is closed in the name of a mortgage broker as lender; and (b) is simultaneously transferred and assigned by such mortgage broker to Seller at closing, and upon such transfer and assignment Seller shall be

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the holder of the Mortgage Note for such Mortgage Loan and otherwise own all rights, titles and interests in and to such Mortgage Loan.

“Correspondent Originated Mortgage Loan” shall mean any Mortgage Loan which: (a) was not originated by Seller; (b) is not a Broker Originated Mortgage Loan; and (c) has or will be purchased by Seller from the holder of the Mortgage Note for such Mortgage Loan, and upon such purchase Seller shall be the holder of the Mortgage Note for such Mortgage Loan and otherwise own all rights, titles and interests in and to such Mortgage Loan.

“Document Custodian” shall mean Bank.

“Eligible Mortgage Loan” shall mean any Mortgage Loan: (a) that is a Seller Originated Mortgage Loan or a Third-Party Originated Mortgage Loan; (b) that is in all respects in compliance with the provisions of the Warehouse Program Guide applicable to such Mortgage Loan; (c) for which all of the representations and warranties set forth in Section 6.10 shall be true, complete and correct on and as of the Purchase Date of a Participation Interest in such Mortgage Loan and at all times thereafter; and (d) which is otherwise acceptable to Bank in its sole and absolute discretion on and as of such Purchase Date.

“Funding Fee” shall mean a fee payable by Seller to Bank in an amount equal to [***] for each Participated Mortgage Loan. Subject to applicable Law, Bank may, in its sole and absolute discretion, adjust the Funding Fee applicable to Participated Mortgage Loans upon thirty (30) days advance written notice to Seller, in which case, commencing upon the thirty-first (31st) day after the date of such notice, the Funding Fee set forth in such written notice shall apply to any and all Mortgage Loans in which Bank elects to purchase Participation Interests on or after such thirty-first (31st) day.

“Maximum Participation Amount” shall mean an amount equal to [***]; provided, however, that during any Overline Period, the Maximum Participation Amount shall be the amount set forth for the same in the related Overline Confirmation for such Overline Period.

“Minimum Pledged Balance” shall mean good funds in an amount not less than [***] of the Maximum Participation Amount; provided, however, that during any Overline Period, the Minimum Pledged Balance shall be the amount set for the same in the related Overline Confirmation for such Overline Period.

“Mortgage Loan Activities” shall mean the purchasing, processing, origination, administration, servicing and selling of Mortgage Loans by Seller and any other business activities related thereto or contemplated by this Agreement (including any activities related to Mortgage Loan Transactions).

“Mortgage Loan Transaction” shall mean: (a) with respect to any Mortgage Loan that is a Seller Originated Mortgage Loan, the closing and funding of such Mortgage Loan by the applicable Escrow Agent; and (b) with respect to any Mortgage Loan that is a Third-Party Originated Mortgage Loan: (i) the purchase and sale transaction pursuant to which Seller shall have purchased, fully paid for and shall own all rights, titles and interests in and to such Mortgage Loan (if a Correspondent Originated Mortgage Loan); or (ii) the transaction pursuant to which such Mortgage Loan (if a Broker Originated Mortgage Loan) is closed in the name of the applicable mortgage broker as lender and funded by the applicable Escrow Agent, and all rights, titles and interests of

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such mortgage broker in and to such Mortgage Loan are simultaneously transferred and assigned by such mortgage broker to Seller at closing.

“Participation Interest Rate” shall mean, with respect to any Participated Mortgage Loan, the per annum rate of interest payable to Bank in connection with such Participated Mortgage Loan and its Participation Interest therein, which rate shall be calculated as a variable rate equal to the greater of: (a) the LIBOR Rate as of the related Purchase Date, as the LIBOR Rate may vary from day to day thereafter, Plus [***]; or (b) the Participation Interest Rate Floor; provided, however, that the Participation Interest Rate for any Participated Mortgage Loan shall not at any time be greater than the maximum rate permitted under applicable Law. Subject to applicable Law, Bank may, in its sole and absolute discretion, adjust the Participation Interest Rate applicable to Participated Mortgage Loans upon thirty (30) days advance written notice to Seller, in which case, commencing upon the thirty-first (31st) day after the date of such notice, the Participation Interest Rate for any and all Mortgage Loans in which Bank elects to purchase Participation Interests on or after such thirty-first (31st) day shall be the lesser of (a) the rate of interest set forth in such written notice or (b) the maximum rate permitted under applicable Law for the applicable Participated Mortgage Loan. For purposes of determining the Participation Interest Rate for any Participated Mortgage Loan, the “LIBOR Rate” means, with respect to a period of thirty (30) days, the London Interbank Offered Rate for deposits in United States Dollars (expressed as a percentage per annum) that is published or announced from time to time by Bloomberg or such other recognized commercial service selected by Bank, in its sole discretion; provided, however, if such rate is not available or, in Bank’s sole discretion, becomes unreliable, the LIBOR Rate will be determined by an alternate method reasonably selected by Bank. Notwithstanding anything herein to the contrary, in no event shall the LIBOR Rate be less than zero percent (0.00%) per annum. All interest hereunder shall be calculated on the basis of a three hundred sixty (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated.

“Participation Interest Rate Floor” shall mean an interest rate equal to [***] per annum. Subject to applicable Law, Bank may, in its sole and absolute discretion, adjust the Participation Interest Rate Floor applicable to Participated Mortgage Loans upon thirty (30) days advance written notice to Seller, in which case, commencing upon the thirty-first (31st) day after the date of such notice, the Participation Interest Rate Floor set forth in such written notice shall apply to any and all Mortgage Loans in which Bank elects to purchase Participation Interests on or after such thirty-first (31st) day.

“Repayment Account” shall mean the deposit account established, owned and controlled by Bank, into which all proceeds from each sale of any Participated Mortgage Loan by Bank and Seller to a Take-Out Purchaser shall be funded and deposited, and such account and all funds deposited or maintained therein shall be disbursed and applied by Bank pursuant to the terms of this Agreement. The account number for the Repayment Account is [***] or such other deposit account number designated by Bank from time to time as the Repayment Account in a written notice delivered by Bank to Seller pursuant to this Agreement.

“Required Endorsements” shall mean: (a) with respect to any Mortgage Note related to a Third-Party Originated Mortgage Loan, the endorsement pursuant to applicable Law of such Mortgage Note by the original payee and any and all subsequent holders thereof prior to the purchase of such Mortgage Note by Seller; and (b) with respect any Mortgage Note related to a Third-Party Originated Mortgage Loan or a Seller Originated Mortgage Loan, at Bank’s election, either (i) the endorsement pursuant to applicable Law of such Mortgage Note in blank by Seller (which may, in Bank’s discretion, be evidenced by an original allonge, in form and content

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acceptable to Bank, executed by Seller and affixed to such Mortgage Note) or (ii) no endorsement of such Mortgage Note by Seller, if Bank shall have received and accepted a valid power of attorney, in form and content satisfactory to Bank, authorizing Bank to endorse such Mortgage Note for and on behalf of Seller (provided that prior to any delivery of such Mortgage Note by Bank to a Take-Out Purchaser, such Mortgage Note shall be endorsed in favor of such Take-Out Purchaser by Bank as agent for Seller under such power of attorney).

“Standard Participation Percentage” shall mean a percentage equal to [***].

“Target Usage Amount” shall mean an amount equal to [***] of the Maximum Participation Amount.

“Third-Party Originated Mortgage Loan” shall mean any Correspondent Originated Mortgage Loan or any Broker Originated Mortgage Loan.

1.2         General Defined Terms. In addition to the terms defined in Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:

“Accepted Lending Practices” shall mean the loan origination practices to be observed by the originators of the Mortgage Loans, which practices shall be conducted: (a) in a commercially reasonable manner and in good faith; (b) in accordance with the provisions of this Agreement; (c) in accordance with all applicable Laws; (d) in accordance with the requirements (if any) of the Warehouse Program Guide; and (e) in a manner consistent with customary and usual standards of practice of prudent originators of residential mortgage loans.

“Accepted Servicing Practices” shall mean the loan servicing practices to be observed by Seller in connection with Participated Mortgage Loans, which practices shall be conducted: (a) in a commercially reasonable manner and in good faith; (b) in accordance with the provisions of this Agreement; (c) in accordance with all applicable Laws; (d) in accordance with the Warehouse Program Guide; (e) in a manner consistent with customary and usual standards of practice of prudent servicers of residential mortgage loans; and (f) to the extent consistent with the foregoing, in a manner to maximize the timely and complete recovery of all Mortgage Loan Collections.

“Account” or “Accounts” shall mean any of the deposit accounts to be established and maintained pursuant to this Agreement, including: (a) the Participation Account; (b) the Pledged Account; (c) the Remittance Account; (d) the Repayment Account; and (e) such other accounts as Bank may require Seller to establish pursuant to or in connection with this Agreement or any other Warehouse Document.

“Advance” shall mean each payment of funds by Bank to Seller pursuant to the terms of this Agreement to pay the Purchase Price for the purchase of a Participation Interest. Such payment by Bank to Seller of the Purchase Price for a Participation Interest shall be effected through the delivery by Bank on behalf of Seller of the proceeds of the related Advance directly to the applicable Funding Recipient, which proceeds shall be applied towards satisfying Seller’s obligations with respect to the applicable Mortgage Loan Transaction. With respect to any Participated Mortgage Loan, an Advance shall be deemed to be made on the date on which funds are wired or otherwise transferred by Bank to the related Funding Recipient regardless of whether funds are actually received by such Funding Recipient on the date of the initiation of such wire or other transfer.

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“Aged Participated Mortgage Loan” shall mean any Participated Mortgage Loan which does not constitute a Retired Participated Mortgage Loan on or after the [***] after the Purchase Date for such Participated Mortgage Loan.

“Agency” shall mean FHA, FHLMC, FNMA, GNMA, VA or USDA.

“Agency Approvals” shall mean: (a) all approvals and requirements of FNMA necessary for Seller to sell Eligible Mortgage Loans to FNMA and/or to service Eligible Mortgage Loans; (b) all approvals and requirements of FHLMC necessary for Seller to sell Eligible Mortgage Loans to FHLMC and/or to service Eligible Mortgage Loans; and (c) all approvals and requirements of GNMA for Seller to be an approved issuer of securities comprising any Eligible Mortgage Loans.

“Agreement Date” shall have the meaning given to such term in the first paragraph of this Agreement. The Agreement Date is for reference purposes only in order to identify in the Warehouse Documents the date of this Agreement. The effective date of this Agreement shall be the Effective Date.

“Agreement Termination Date” shall mean the date on which this Agreement shall terminate and cease to be in force and effect (except with respect to the provisions of this Agreement which expressly survive termination). The Agreement Termination Date is the earlier to occur of: (a) the date on which this Agreement shall terminate pursuant to Section 5.2(c); or (b) the date on which this Agreement shall otherwise terminate in accordance with the express terms of this Agreement or any other Warehouse Document.

“Bank” shall mean TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, and its successors and assigns.

“Bank Payment Deliverables” shall mean any and all checks, commercial paper, notes, cash or other forms of payment of any and all sums: (a) required to be paid to Bank hereunder but which have been received by Seller (including any and all proceeds received by Seller from the sale of any Participated Mortgage Loan to a Take-Out Purchaser); or (b) received by Seller during the occurrence of an Event of Default which sums relate to any Participated Mortgage Loan.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect.

“Bailee Letter” shall mean a letter, in such form and content required by Bank, delivered or caused to be delivered by Bank to any Take-Out Purchaser in connection with the proposed purchase of a Participated Mortgage Loan by such Take-Out Purchaser or its designee, which letter, among other things, directs such Take-Out Purchaser to hold, as bailee for Bank, the Mortgage Loan Documents for such Participated Mortgage Loan.

“Blanket Assignment” shall mean an assignment agreement in the form of Exhibit I, or in such other form required by Bank, executed and acknowledged by Seller and Bank, which evidences, among other things, the sale, transfer, assignment and conveyance by Seller to Bank of any and all Participation Interests in the Participated Mortgage Loans and the Mortgage Loan Documents related thereto now or hereafter purchased by Bank from Seller.

“Borrower” shall mean any Person who is an obligor on or under a Mortgage Loan.

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“Business Day” shall mean any day other than a Saturday, Sunday or day on which commercial banks are authorized or required to be closed under the Laws of the State of Texas. Unless otherwise provided herein, the term “day” means a calendar day.

“Collateral” shall have the meaning given to such term in the UCC-1 financing statement attached hereto as Exhibit D

“Effective Date” shall mean the date of Seller’s execution of this Agreement, as set forth below Seller’s signature block hereto; provided that this Agreement shall not be effective until fully executed by both Seller and Bank.

“Escrow Agent” shall mean, with respect to any Mortgage Loan, the title company or agency, approved in advance by Bank, which is responsible for the closing and funding of such Mortgage Loan.

“Event of Default” shall mean any of the events specified in Section 9.1.

“FHA” shall mean the Federal Housing Administration, or its successor.

“FHLMC” shall mean the Federal Home Loan Mortgage Corporation, or its successor.

“FNMA” shall mean the Federal National Mortgage Association, or its successor.

“Funding Recipient” shall mean, with respect to any Participated Mortgage Loan, the Person to whom Bank shall directly pay the Purchase Price for the purchase of a Participation Interest in such Participated Mortgage Loan, as set forth in the related Request, provided that such Person meets the qualifications set forth in the Warehouse Program Guide for being a Funding Recipient with respect to such Participated Mortgage Loan.

“Generally Accepted Accounting Principles” or “GAAP” shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all applicable periods, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

“GNMA” shall mean the Government National Mortgage Association, or its successor.

“Governmental Authority” shall mean any and all (domestic or foreign) federal, state, county, municipal, city or other government department, commission, board, court, agency or any other instrumentality of any of them (including any Agency) having jurisdiction over Bank, Seller, the Mortgage Loans or any of the transactions contemplated herein.

“Guarantor” shall mean any Person who now or hereafter has executed and delivered to Bank a Guaranty Agreement.

“Guaranty Agreement” shall mean, individually and collectively, each guaranty agreement, in such form and content required by Bank, now or hereafter executed and delivered to Bank in

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connection with this Agreement and the transactions contemplated hereby, including each agreement (if any) attached hereto as Exhibit C.

“Investor” shall mean any Person (other than a Securitizer), approved in advance by Bank, who purchases or agrees to purchase any Participated Mortgage Loan from Seller and Bank pursuant to an Investor Loan Purchase Agreement.

“Investor Loan Purchase Agreement” shall mean, with respect to any Participated Mortgage Loan to be sold by Seller and Bank to any Investor, a current, valid, binding and enforceable commitment issued by such Investor in favor of Seller, and/or other written agreement or arrangement between such Investor and Seller, to purchase such Participated Mortgage Loan (including any such commitment or agreement which does not specifically identify such Participated Mortgage Loan but which contemplates the purchase of Mortgage Loans by such Investor from time to time on a best-efforts basis), which Investor Loan Purchase Agreement provides for a purchase price to be paid by such Investor of not less than the Take-Out Purchase Price for such Participated Mortgage Loan and which is otherwise on terms and in such form and content acceptable to Bank.

“Law” or “law” shall mean any and all present and future law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, guideline, authorization or other direction or requirement of the United States, or of any city or municipality, state, commonwealth, nation, country, territory or possession or of any court or governmental department, commission, board, bureau, agency or instrumentality. The terms “Law” and “law” include: (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. Law No. 111-203, 124 Stat. 1376 (2010), and any and all Laws issued thereunder or in connection therewith, as may be amended from time to time (collectively, the “Dodd-Frank Act”); (b) the Interagency Appraisal and Evaluation Guidelines jointly issued on December 2, 2010 by the Office of the Comptroller of Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, and the National Credit Union Administration, as the same may be amended from time to time (collectively, the “Interagency Appraisal Guidelines”); (c) the S.A.F.E. Mortgage Licensing Act of 2008 (12 U.S.C. §§ 5101 et seq.) and any and all applicable state Laws related thereto, as may be amended from time to time (collectively, the “S.A.F.E. Act”); (d) any and all similar Laws from time to time in effect; (e) any and all interpretations, rules, and regulations promulgated by any Government Authority in connection with the foregoing; and (f) any and all amendments to or replacements of the foregoing.

“Lien” shall mean any lien, mortgage, security interest, assignment, tax lien, pledge or encumbrance, or conditional sale or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, or any other interest in Property designed to secure the repayment of indebtedness.

“Loan Application” shall mean a completed application for the applicable Mortgage Loan in its final form, signed by all applicable Borrowers, and which is in compliance with all applicable Laws.

“Material Adverse Effect” shall mean any set of circumstances or event which with respect to any Person: (a) could reasonably be expected to have a material adverse effect upon the validity, performance, or enforceability of any Warehouse Document against such Person; (b) is or could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), properties, liabilities (actual or contingent), business operations or prospects of such Person; (c) could reasonably be expected to materially impair the ability of such Person to perform

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its obligations under any Warehouse Document to which it is a party; or (d) could reasonably be expected to cause an Event of Default.

“Maximum Judgment Amount” shall mean the lesser of: (a) [***]; or (b) at any particular time, the amount equal to [***] of the sum of Seller’s cash, cash equivalents (certificates of deposit and other depository accounts established at FDIC-insured banks), United States government-issued securities and other registered, unrestricted equity or debt securities which are publicly traded on a recognized United States exchange and have been approved by Bank, in its sole and absolute discretion and which, in all events, are held in Seller’s name and are free and clear of all Liens (except Liens in favor of Bank).

“Mortgage Loan” shall mean a residential mortgage loan evidenced by a Mortgage Note and secured by a Security Instrument.

“Mortgage Loan Collections” shall mean all checks, instruments, funds, and other property from time to time paid on, under or with respect to any Participated Mortgage Loan under any Mortgage Loan Document or otherwise related thereto, including, without limitation, all payments of principal, interest, fees, charges, costs, expenses, indemnities and other amounts, and all proceeds of sale of such Participated Mortgage Loan.

“Mortgage Loan Documents” shall mean, with respect to any Mortgage Loan, the Mortgage Note evidencing such Mortgage Loan, the Security Instrument securing such Mortgage Loan, and all other agreements, instruments and documents governing, evidencing, guaranteeing or relating to such Mortgage Loan, Mortgage Note or Security Instrument.

“Mortgage Loan File” shall mean, with respect to any Participated Mortgage Loan, any and all Mortgage Loan Documents and other agreements, files, records and other documents related to such Participated Mortgage Loan (including the related credit file and underwriting standards under which Seller approved such Participated Mortgage Loan).

“Mortgage Note” shall mean, with respect to any Mortgage Loan, a full recourse promissory note evidencing such Mortgage Loan and secured by a Security Instrument.

“Mortgage Note Rate” shall mean, with respect to any Mortgage Loan, the per annum rate of interest in effect and accruing from time to time on the outstanding principal balance of such Mortgage Loan, as set forth in the Mortgage Note evidencing such Mortgage Loan.

“Mortgaged Property” shall mean, with respect to any Mortgage Loan, the Residential Real Property subject to a Security Instrument securing such Mortgage Loan.

“Obligated Party” shall mean Seller, each Guarantor, or any other Person who is or becomes party to any agreement that guarantees or secures payment or performance of Seller’s obligations to Bank under this Agreement.

“Outstanding Participation Balance” shall mean, at any given time, an amount, as reflected on Bank’s books and records, equal to the aggregate sum of the outstanding Advances hereunder made by Bank for the purchase of Participated Mortgage Loans which do not at such time constitute Retired Participated Mortgage Loans.

“Participated Mortgage Loan” shall mean any Mortgage Loan in which Bank has elected to purchase a Participation Interest from Seller pursuant to the terms and conditions of this

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Agreement. A Mortgage Loan in which Bank has purchased a Participation Interest shall cease to be a Participated Mortgage Loan hereunder at such time as such Mortgage Loan is a Retired Participated Mortgage Loan.

“Participation Account” shall mean the deposit account established and maintained by Seller at Bank for the purpose of holding funds of Seller to be used to pay Seller’s Funding Amounts. The account number for the Participation Account is identified in Schedule 1 to the Pledge Agreement.

“Participation Interest” shall mean, with respect to any Mortgage Loan, an undivided percentage ownership interest in all rights, titles and interests in, to and under such Mortgage Loan (including, all Mortgage Loan Collections payable on, and with respect to such Mortgage Loan, all of such Mortgage Loan Documents and all other obligations thereunder, all claims, suits, causes of action, and any other rights, known or unknown, against any of the related Borrower, guarantor or other Person relating to any of the foregoing, all collateral, guarantees and other security of or provided by any of the related Borrower or any other Person of any kind for or in respect to any and all of the foregoing, and all proceeds of any and all of the foregoing) purchased by Bank from Seller hereunder and owned by Bank. The undivided percentage ownership interest of Bank in any such Mortgage Loan shall be equal to the Participation Percentage for such Mortgage Loan in effect from time to time.

“Participation Percentage” shall mean, with respect to any Participation Interest in a Participated Mortgage Loan, a percentage of undivided ownership interest in such Participated Mortgage Loan equal to: (a) the Standard Participation Percentage; or (b) if Bank elects, in its sole discretion, to make an Advance for the purchase of such Participation Interest which is greater or less than the amount equal to the Standard Participation Percentage multiplied by the outstanding principal amount of such Participated Mortgage Loan as of the related Purchase Date, then the amount of such Advance divided by such outstanding principal amount, expressed as a percentage; as the Participation Percentage for such Participated Mortgage Loan is reflected on Bank’s books and records. Upon any repurchase of all or any portion of Bank’s outstanding Participation Interest in any Participated Mortgage Loan by Seller hereunder, Bank’s then-current Participation Percentage in such Participated Mortgage Loan shall be adjusted pursuant to this Agreement to give effect to such repurchase. The Participation Percentage for any Participated Mortgage Loan shall be the percentage reflected on Bank’s books and records from time to time for such Participation Percentage, absent manifest error conclusively established by Seller.

“Party” shall mean each of Seller and Bank.

“Permitted Encumbrances” shall mean, with respect to any Mortgage Loan: (a) the Lien of current real property taxes and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable pursuant to Accepted Lending Practices and specifically referred to in the lender’s title insurance policy delivered to the originator of such Mortgage Loan and which do not adversely affect the appraised value of the Mortgaged Property for such Mortgage Loan; and (c) other matters to which like properties are commonly subject which are acceptable pursuant to Accepted Lending Practices and do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Instrument for such Mortgage Loan or the use, enjoyment, value or marketability of the related Mortgaged Property.

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“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

“Pledge Agreement” shall mean, individually and collectively, each pledge or security agreement, in such form and content required by Bank, now or hereafter executed for the benefit of Bank in connection with this Agreement and the transactions contemplated hereby, including each agreement attached hereto as Exhibit B.

“Pledged Account” shall mean the depository account or accounts established and maintained by Seller at Bank for the purpose of holding funds of Seller to be used as a source of funds to pay the Repurchase/Sale Obligations. The account number for the Pledged Account is identified in Schedule 1 to the Pledge Agreement.

“Proceeding” means any action, claim, investigation, lawsuit or other proceeding.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Date” shall mean, with respect to any Participated Mortgage Loan, the date and time of the Advance for the purchase by Bank of a Participation Interest in such Participated Mortgage Loan.

“Purchase Price” shall mean, with respect to a Participation Interest in any Mortgage Loan to be purchased by Bank, an amount equal to the outstanding principal amount of such Mortgage Loan on the related Purchase Date multiplied by the Bank’s Participation Percentage for such Participation Interest in such Mortgage Loan.

“Remittance Account” shall mean the deposit account established and maintained by Seller at Bank into which Bank shall deposit any and all funds received by Bank from time to time which are attributable hereunder to Seller’s Retained Percentage in any Participated Mortgage Loan and which are required to be paid by Bank to Seller hereunder.

“Repurchase Participation Percentage” shall mean, with respect to a Participation Interest in any Participated Mortgage Loan: (a) the portion of Bank’s outstanding Participation Percentage in such Participated Mortgage Loan which is required by Bank to be repurchased by Seller from Bank pursuant to Section 4.7, expressed as a percentage (for example, if Bank’s Participation Percentage immediately prior to the repurchase is [***], and Bank’s Participation Percentage is required to be reduced to [***] in connection with the repurchase, then the Repurchase Participation Percentage would equal [***]); or (b) [***] of Bank’s outstanding Participation Percentage in such Mortgage Loan which is required by Bank to be repurchased in its entirety by Seller from Bank pursuant to Section 4.8 (for example, if Bank’s Participation Percentage immediately prior to the repurchase is [***], and Bank’s Participation Percentage is required to be reduced to [***] in connection with the repurchase, then the Repurchase Participation Percentage would equal [***]).

“Repurchase Price” shall mean, with respect to a Participation Interest in any Participated Mortgage Loan, the amount to be paid by Seller to Bank for the repurchase of all or any portion of such Participation Interest which is required by Bank to be repurchased by Seller from Bank pursuant to Sections 4.7 or 4.8, which amount shall be equal to: (a) the amount of any then-earned and unpaid Funding Fee payable by Seller to Bank hereunder with respect to such Participated

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Mortgage Loan as of the date of such repurchase; plus (b) an amount equal to (i) the outstanding principal amount of such Participated Mortgage Loan on the related Purchase Date, multiplied by (ii) the Repurchase Participation Percentage for such Participated Mortgage Loan; plus (c) the amount of Bank’s pro rata share of accrued interest on such Participated Mortgage Loan (which is allocable to the portion of the Participation Interest that is required to be repurchased by Seller), determined at the Participation Interest Rate for such Participated Mortgage Loan, during the period of time commencing on the Purchase Date for such Participated Mortgage Loan and ending on the date of such repurchase; plus (d) any and all other amounts related to such Participated Mortgage Loan which are then due and payable by Seller to Bank under this Agreement as of the date of such repurchase (including, without limitation, any and all costs and expenses of Bank incurred in enforcing its rights and remedies hereunder in connection with the related Mortgage Loan); less (e) all amounts (if any) received and applied by Bank hereunder, as of the date of such repurchase, towards payment of Bank’s pro rata share (determined in accordance with Bank’s Participation Percentage in effect from time to time with respect to such Participation Interest) of principal and interest (determined at the applicable Participation Interest Rate) on such Participated Mortgage Loan.

“Repurchase/Sale Obligations” shall mean: (a) any and all obligations of Seller, whether now existing or hereafter arising, to (i) arrange for the sale by and on behalf of the Parties of each Participated Mortgage Loan to a Take-Out Purchaser, and complete each such sale, as and when required pursuant to the terms and conditions of this Agreement and (ii) repurchase all or any portion of Bank’s Participation Interest in each Participated Mortgage Loan as and when required pursuant to the terms and conditions of this Agreement; (b) any and all liabilities of Seller to Bank in connection with the obligations described in clause (a) of this sentence; and (c) any and all costs and expenses incurred by Bank in connection with the collection, administration or enforcement of all or any part of the obligations and liabilities described in clauses (a) and (b) of this sentence or the protection or preservation of, or realization upon, any collateral securing all or any part of such liabilities and obligations, including, without limitation, all reasonable attorneys’ fees.

“Request” shall mean any request by Seller to Bank for the purchase by Bank from Seller of a Participation Interest in an Eligible Mortgage Loan and the Advance by Bank of funds for the Purchase Price for such Participation Interest, which Request shall be delivered by Seller to Bank in such manner and shall contain such information as may be required by Bank from time to time.

“Residential Real Property” shall mean a single platted lot of land improved with a one-to-four family residence.

“Restricted Accounts” shall mean the Participation Account and the Pledged Account.

“Retained Percentage” shall mean, with respect to any Participated Mortgage Loan, the percentage of undivided ownership interest retained by Seller in such Participated Mortgage Loan, after giving effect to the sale by Seller and purchase by Bank of such Participation Interest hereunder, which percentage shall be, for any such Mortgage Loan, equal to the difference of [***] less the Bank’s Participation Percentage in such Participated Mortgage Loan. Upon any repurchase of all or any portion of Bank’s outstanding Participation Interest in any Participated Mortgage Loan by Seller hereunder, Seller’s then-current Retained Percentage in such Participated Mortgage Loan shall be adjusted to give effect to such repurchase. The Retained Percentage for any Participated Mortgage Loan shall be the percentage reflected on Bank’s books and records from time to time for such Retained Percentage, absent manifest error conclusively established by Seller.

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“Retired Participated Mortgage Loan” shall mean any Mortgage Loan in which Bank has purchased a Participation Interest: (a) which has been subsequently sold in its entirety to a Take-Out Purchaser and the full amount of the Take-Out Purchase Price for such sale has been received and applied by Bank (as reflected on the Bank’s books and records), all pursuant to the terms of this Agreement; (b) for which the Participation Interest in such Mortgage Loan has been subsequently repurchased in its entirety by Seller from Bank and the full amount of the Repurchase Price for such repurchase has been received and applied by Bank (as reflected on the Bank’s books and records), all pursuant to the terms of this Agreement; or (c) for which the entire principal balance and all accrued interest for such Mortgage Loan has been subsequently paid in full by the related Borrower, and Bank’s pro rata share of such amounts (determined in accordance with Bank’s Participation Percentage and the Participation Interest Rate in effect from time to time with respect to such Mortgage Loan) have been received and applied by Bank (as reflected on the Bank’s books and records), all pursuant to the terms of this Agreement.

“Security Instrument” shall mean, with respect to any Mortgage Loan, a full recourse mortgage or deed of trust securing such Mortgage Loan and granting a perfected first priority lien on the Residential Real Property related thereto.

“Securitizer” shall mean any Person, approved in advance by Bank in its sole and absolute discretion, who or which purchases or agrees to purchase any Participated Mortgage Loan from Seller and Bank pursuant to a Securitizer Loan Purchase Agreement in connection with the securitization of a pool of mortgage loans.

“Securitizer Loan Purchase Agreement” shall mean, with respect to any Participated Mortgage Loan to be sold by Seller and Bank to a Securitizer, a current, valid, binding and enforceable mortgage loan purchase and sale agreement and/or other written agreement between the Securitizer and Seller regarding the sale of mortgage loans by Seller to, and purchase by, the Securitizer in connection with the securitization of a pool of residential mortgage loans, which Securitizer Loan Purchase Agreement provides for a purchase price to be paid by the Securitizer of not less than the Take-Out Purchase Price for such Participated Mortgage Loan and which is otherwise on terms and in such form and content acceptable to Bank in its sole and absolute discretion.

“Seller’s Funding Amount” shall mean, with respect to any Participated Mortgage Loan and the related Mortgage Loan Transaction, the total amount to be paid by Seller (through sources other than an Advance) in connection with such Mortgage Loan Transaction, which Seller’s Funding Amount shall be equal to the Total Funding Amount for such Participated Mortgage Loan less the Purchase Price for the Participation Interest therein.

“Seller Originated Mortgage Loan” shall mean any Mortgage Loan: (a) originated by Seller and closed in the name of Seller as lender; and (b) with respect to which Seller is (or shall be upon the closing thereof) the holder of the Mortgage Note for such Mortgage Loan and otherwise owns all rights, titles and interests in and to such Mortgage Loan.

“Take-Out Purchase Agreement” shall mean any Investor Loan Purchase Agreement or Securitizer Loan Purchase Agreement.

“Take-Out Purchase Price” shall mean, with respect to any Participated Mortgage Loan to be sold by Seller and Bank to a Take-Out Purchaser pursuant to a Take-Out Purchase Agreement, an amount which is not less than: (a) as of the date of such sale, the outstanding principal balance of such Mortgage Loan plus any and all accrued and unpaid interest thereon; or (b) such other

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amount approved by Bank as confirmed in writing by Bank to Seller prior to such sale.

“Take-Out Purchaser” shall mean any Securitizer or any Investor approved in advance by Bank in its sole and absolute discretion for the purchase of a Mortgage Loan from Seller and Bank.

“Title Policy” shall mean, with respect to any Participated Mortgage Loan, a title insurance policy relating to such Participated Mortgage Loan, in such form acceptable to Bank, which title insurance policy: (a) is issued by a nationally recognized title insurance company acceptable to Bank; (b) provides insurance to the lender named therein, and such lender’s successors and assigns, in the full amount of such Participated Mortgage Loan and insures that that the lien of the Security Instrument for such Participated Mortgage Loan is a first and prior lien upon the related Mortgaged Property, without any exceptions, except for Permitted Encumbrances; (c) includes such endorsements thereto which are consistent with Accepted Lending Practices; and (d) satisfies the requirements (if any) of the Warehouse Program Guide.

“Total Funding Amount” shall mean, with respect to any Participated Mortgage Loan and the related Mortgage Loan Transaction, the total amount to be paid by Seller in connection with such Mortgage Loan Transaction (including amounts to be provided on behalf of Seller by Bank through the making of an Advance for the purchase of a Participation Interest in such Participated Mortgage Loan), as set forth in the related Request.

“UCC” shall mean the Uniform Commercial Code of the State of Texas or other applicable jurisdiction, as it may be amended from time to time.

“USDA” shall mean the United States Department of Agriculture, or its successor.

“VA” shall mean the United States Department of Veterans Affairs, or its successor.

“Warehouse Documents” shall mean this Agreement, the Blanket Assignment, each Guaranty Agreement, the Pledge Agreement and any and all other agreements, instruments and documents evidencing, securing or pertaining to Bank’s discretionary purchase of Participation Interests in Mortgage Loans from Seller hereunder, as shall from time to time be executed and delivered to Bank by Seller, any Obligated Party or any other Person pursuant to or in connection with this Agreement or the transactions contemplated hereby, including each addendum to this Agreement (if any) executed by Bank and Seller, any future amendments hereto, or restatements hereof, together with any and all renewals, extensions, and restatements of, and amendments and modifications to, any such agreements, documents and instruments.

“Warehouse Program Guide” shall mean, collectively, the “Warehouse Lending Program Guide” issued by Bank and made available to Seller pursuant to the provisions of this Agreement, as amended, modified or supplemented from time to time by Bank, and including any notices or bulletins issued by Bank concerning the guidelines, procedures and requirements for the transactions contemplated by this Agreement.

1.3       Other Defined Terms. In addition to the terms defined in Section 1.1 and Section 1.2, as used in this Agreement, other capitalized terms contained in this Agreement shall have the meanings assigned to them.

1.4       Other Definitional Provisions.

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(a)       All terms defined in this Agreement shall have the herein defined meanings when used in any document, certificate, report or other document, instrument, or writing made or delivered pursuant to this Agreement or any other Warehouse Document, unless the context therein shall otherwise require.

(b)       Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

(c)       The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section; and the word “including,” as used herein, shall mean “including, without limitation.”

(d)       All references herein to “Articles” and “Sections” are, unless specified otherwise, references to articles and sections of this Agreement. All references herein to an “Exhibit,” “Schedule” or “Addendum” are references to exhibits, schedules or addenda attached hereto, all of which are made a part hereof for all purposes, the same as if set forth herein verbatim, it being understood that if any exhibit, schedule or addendum attached hereto, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof.

ARTICLE 2

PURCHASE OF PARTICIPATION INTERESTS

2.1       Request for Purchase.

(a)       At any time prior to the Advance Request Termination Date, Seller may submit a Request to Bank for Bank to purchase a Participation Interest in one or more Eligible Mortgage Loans from Seller hereunder by delivering or causing to be delivered to Bank, by electronic data submission or in such other manner, as may be required by Bank from time to time, the information and other items for such Eligible Mortgage Loans required by Bank pursuant to the Warehouse Program Guide.

(b)       To assist Bank in making its decision whether to purchase a Participation Interest in any particular Eligible Mortgage Loan, Seller will timely provide Bank or Bank’s agents with the information and other items for such Eligible Mortgage Loan required by Bank pursuant to the Warehouse Program Guide.

(c)       Each submission of a Request shall be deemed to constitute a representation and warranty by Seller to Bank on the date of such Request and on the date of an Advance made by Bank to purchase a Participation Interest in any Mortgage Loan in connection with such Request that: (i) such Request relates to an Eligible Mortgage Loan; and (ii) the information and materials submitted to Bank in connection with such Mortgage Loan and such Request are true, correct and complete in all respects.

(d)       Each submission of a Request shall constitute Seller’s agreement and reaffirmation of the terms of the Blanket Assignment, such that, if Bank elects to purchase from Seller a Participation Interest in the Mortgage Loan referenced in such Request, then effective upon payment by Bank to Seller of the Purchase Price for such Participation Interest pursuant to the

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terms of this Agreement, Seller shall have (and shall be conclusively deemed to have) irrevocably and unconditionally sold, transferred, assigned and conveyed to Bank, and Bank shall have (and shall be conclusively deemed to have) purchased and accepted from Seller, all of Seller’s rights, titles, and interests in, to and under such Participation Interest in such Mortgage Loan and the related Mortgage Loan Documents, and such sale, transfer, assignment and conveyance shall be evidenced by the Blanket Assignment (including the Schedule thereto which shall be updated and maintained by Bank, and which Seller hereby confirms and accepts, and shall be conclusive absent manifest error conclusively established by Seller).

2.2       Decision to Purchase. Each decision of Bank whether to purchase any Participation Interest in any Mortgage Loan from Seller hereunder shall be made by Bank in its sole and absolute discretion. Bank shall be under no obligation hereunder to purchase any Participation Interest in any Mortgage Loan nor shall Bank have any obligation hereunder to purchase any minimum amount of Participation Interests in Mortgage Loans. In each instance where a Request is submitted to Bank, Bank will make an independent decision whether to purchase a Participation Interest in any Mortgage Loan contemplated by the Request. Bank may decline to purchase any Participation Interest in any Mortgage Loan for any reason or for no reason whatsoever. The election of Bank to purchase a Participation Interest in any Mortgage Loan shall be evidenced by the making of an Advance by Bank for the payment of the Purchase Price related thereto. If for any reason whatsoever Bank fails to make an Advance for the payment of the Purchase Price for a Participation Interest in any Mortgage Loan, then it shall be conclusive evidence of Bank’s election not to purchase a Participation Interest in such Mortgage Loan.

2.3       Conditions to Each Purchase. As a condition precedent to any purchase of a Participation Interest by Bank from Seller hereunder, in addition to all other requirements set forth herein, Seller shall deliver to Bank all of the following, each being duly executed, endorsed, notarized where applicable and delivered and in form and content satisfactory to Bank in its sole and absolute discretion:

(a)       The information and other items required to be delivered to Bank pursuant to Section 2.1;

(b)       If requested by Bank, a written certification from Seller to Bank that the representations and warranties of Seller contained in this Agreement and each other Warehouse Document (other than those representations and warranties which are, by their terms, expressly limited to the date of the agreement in which they were initially made) are true and correct in all material respects on and as of the date of such purchase;

(c)       If requested by Bank, a written certification from Seller that no Event of Default has occurred or is continuing as of the date of the Advance;

(d)       Seller has adequate available funds on deposit in the Participation Account in an amount not less than Seller’s Funding Amount for such Mortgage Loan; and

(e)       Such other documents as Bank may reasonably request at any time at or prior to the date of the first Advance hereunder or as a condition to any subsequent Advance hereunder, including any and each Pledge Agreement and Guaranty Agreement required by Bank to be executed in connection with the transactions contemplated by this Agreement.

Each submission of a Request shall be deemed to constitute a representation and warranty by Seller to Bank on the date of such Request and on the date of the applicable Advance made to purchase a Participation Interest in connection with such Request as to the facts and statements specified in clauses (a), (b), (c) and (d) immediately above and in Sections 5.1(e), (g) and (h) are true and correct. It is understood and agreed

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that Bank shall not make any Advance for the Purchase Price of any Participation Interest unless with respect thereto Bank is in receipt of all agreements and documents required to be delivered to Bank under this Agreement and all other conditions precedent and requirements set forth herein are satisfied or waived by Bank in writing.

All conditions precedent hereunder to the purchase of a Participation Interest are solely for the benefit of Bank. Bank’s election, in its sole discretion, to waive any condition precedent hereunder for the purchase of any Participation Interest shall not constitute a waiver of the satisfaction of such condition precedent for any subsequent purchase of any other Participation Interest. No such condition precedent shall be deemed waived unless waived in writing by Bank.

2.4       Funding of Mortgage Loan Transactions; Purchase of Participation Interests. With respect to each Participated Mortgage Loan, Bank and Seller agree that:

(a)       Bank shall (and is authorized to) debit funds from the Participation Account in an amount equal to Seller’s Funding Amount for such Participated Mortgage Loan and deliver on behalf of Seller by wire transfer such funds directly to the account of the Funding Recipient designated in the related Request (provided, however, if such Funding Recipient is an Escrow Agent, then such account shall be an escrow account) or deliver such funds on behalf of Seller to such Funding Recipient in any other manner acceptable to Bank. Bank shall not make an Advance for the purchase of a Participation Interest in any Mortgage Loan unless Seller has good funds on deposit in the Participation Account in an amount not less than Seller’s Funding Amount for such Mortgage Loan;

(b)       As payment by Bank to Seller for the purchase of a Participation Interest in such Participated Mortgage Loan, Bank shall make an Advance in an amount equal to the related Purchase Price. Seller hereby irrevocably and unconditionally instructs Bank, with respect to any such Advance, to deliver by wire transfer the proceeds of such Advance on behalf of Seller directly to the account of the Funding Recipient designated in the related Request or to deliver such proceeds on behalf of Seller to such Funding Recipient in any other manner acceptable to Bank; and

(c)       Upon the making of an Advance by Bank to or on behalf of Seller for the purchase of a Participation Interest in such Participated Mortgage Loan as described above in this Section: (i) Bank shall immediately have purchased such Participation Interest from Seller, and shall immediately have become fully vested with, an undivided percentage ownership interest in all of Seller’s rights, titles and interests in and to such Participated Mortgage Loan and the related Mortgage Loan Documents, which undivided percentage ownership interest shall equal the Participation Percentage for such Participated Mortgage Loan; and (ii) Seller shall immediately make proper entries on its books and records disclosing the absolute sale by Seller to Bank of such Participation Interest in such Participated Mortgage Loan and the related Mortgage Loan Documents. The purchase and sale of a Participation Interest in any Participated Mortgage Loan hereunder shall be conclusively established by the making of an Advance by Bank for the Purchase Price for such Participation Interest as and in the manner provided in this Section and shall be evidenced by the Blanket Assignment.

2.5       Failure to Complete Mortgage Loan Transaction. Each Advance made by Bank to purchase a Participation Interest from Seller in a Mortgage Loan is intended by Bank and Seller to be made in connection with a Mortgage Loan Transaction, which Mortgage Loan Transaction is to occur on or about the date on which the related Request for such Advance is submitted by Seller to Bank for Bank to purchase a Participation Interest in such Mortgage Loan or on such date otherwise specified in such Request. With

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respect to any Mortgage Loan for which Seller has submitted a Request to Bank for Bank to purchase a Participation Interest therein, if the Mortgage Loan Transaction related thereto is not expected by Seller to occur or fails to occur within [***] of such Request then Seller shall immediately provide notice thereof to Bank. Should the Mortgage Loan Transaction related to any Mortgage Loan not be expected by Seller to occur or fail to occur within [***] of the Request to Bank for Bank to purchase a Participation Interest therein and Bank shall have delivered on behalf of Seller to the related Funding Recipient the proceeds of the Advance for the purchase by Bank of such Participation Interest, then: (a) the proceeds of such Advance shall immediately be returned directly to Bank and Bank may instruct such Funding Recipient to immediately return such proceeds directly to Bank; and (b) Seller shall (i) immediately instruct and cause such Funding Recipient to return the proceeds of such Advance directly to Bank and (ii) cooperate with Bank to effect the immediate return of the proceeds of such Advance directly to Bank and, at the request of Bank, take such actions and do such things deemed necessary or appropriate by Bank to effect the immediate return directly to Bank of the proceeds of such Advance.

2.6       Funding Fee. Seller shall pay to Bank a Funding Fee for each Participated Mortgage Loan as compensation for Bank’s costs and expenses incurred in connection with underwriting and processing its purchase of the Participation Interest in such Participated Mortgage Loan and administering such Participation Interest hereunder. The Funding Fee with respect to any Participated Mortgage Loan shall be: (a) earned in full by Bank on the related Purchase Date; and (b) payable to Bank by Seller upon the earlier to occur of the date on which: (i) all or any portion of the related Participation Interest is to be repurchased by Seller from Bank as contemplated by and in accordance with the terms of this Agreement; (ii) such Participated Mortgage Loan is sold to a Take-Out Purchaser as contemplated by and in accordance with the terms of this Agreement; or (iii) the entire principal balance of such Participated Mortgage Loan has been paid in full by the related Borrower.

2.7       Maximum Participation Amount. Notwithstanding anything to the contrary contained herein, Bank shall not purchase and hold, at any one time, Participation Interests such that the Outstanding Participation Balance exceeds the Maximum Participation Amount; provided, however, that Bank may, in its sole and absolute discretion, elect to temporarily increase the Maximum Participation Amount upon written notice to Seller pursuant to Section 2.8. Nothing contained in this Section shall limit, impair or affect the provisions of Section 2.2.

2.8       Overline Facility Increases. Upon Seller’s request from time to time, Bank may, in its sole and absolute discretion, elect to temporarily increase the amount of the Maximum Participation Amount (each, an “Overline Facility Increase”) by providing written notice thereof to Seller (each, an “Overline Confirmation”). Each Overline Confirmation shall set forth the terms on which Bank agrees to temporarily increase the Maximum Participation Amount, including: (a) the amount to which the Maximum Participation Amount will be temporarily increased; (b) the date on which such temporary increase in the Maximum Participation Amount shall commence and terminate (the “Overline Period”); and (c) the amount to which the Minimum Pledged Balance shall be increased in connection with such Overline Facility Increase. As a condition precedent to the effectiveness of any Overline Facility Increase, Seller shall deposit into the Pledged Account good funds in such amount required in order to maintain therein the Minimum Pledged Balance set forth in the related Overline Confirmation. During any Overline Period, the Maximum Participation Amount and Minimum Pledged Balance shall equal the respective amounts set forth on the Overline Confirmation and, upon the expiration of the Overline Period, the Maximum Participation Amount and Minimum Pledged Balance shall automatically be reduced to the respective amounts in effect prior to the commencement of any Overline Period.

2.9       Client-to-Client Funding. If Seller submits a Request to Bank for Bank to purchase a Participation Interest in a Mortgage Loan from Seller hereunder to pay off a Mortgage Loan in which Bank already holds an ownership interest pursuant to a separate agreement with a different mortgage company

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(each, a “Client-to-Client Funding”), then Seller: (a) shall provide any and all documents and information Bank requests regarding or related to such Participation Interest representing the Client-to-Client Funding; and (b) acknowledges and agrees that, without limiting any other provision in this Article 2 relating to the purchase of such Participation Interest, any such Client-to-Client Funding shall be conditioned upon the timely satisfaction of all other conditions Bank may in its sole and absolute discretion determine to be necessary or appropriate, including the consent of the original mortgage company to the Client-to-Client Funding and Bank’s agreement to the application of the funds advanced under the Client-to-Client Funding.

ARTICLE 3

DELIVERY OF BANK DOCUMENT DELIVERABLES

3.1       Documents to be Delivered to the Document Custodian After an Advance. Subject to Sections 3.2 and 3.3, within five (5) Business Days after the Purchase Date for any Participated Mortgage Loan, Seller shall deliver or cause to be delivered to the Document Custodian all of the Bank Document Deliverables for such Participated Mortgage Loan. Bank reserves the right to require copies of any of the Bank Document Deliverables for review prior to making any Advance for the purchase of a Participation Interest in any specific Mortgage Loan.

3.2       Procedure for Delivery of Bank Document Deliverables. Seller shall cause the Bank Document Deliverables for each Participated Mortgage Loan to be: (i) delivered directly to Seller (and, in the event that the applicable Funding Recipient for such Participated Mortgage Loan is or is required hereunder to be an Escrow Agent, such Bank Document Deliverables shall be delivered directly to Seller from escrow by the Escrow Agent for such Participated Mortgage Loan); and (ii) thereafter, delivered directly to the Document Custodian by Seller within five (5) Business Days after the Purchase Date for such Participated Mortgage Loan, unless otherwise expressly provided by Bank in writing to Seller with respect to such Participated Mortgage Loan (it being understood that any such writing from Bank shall only apply to the specific Participated Mortgage Loan referenced therein). Seller acknowledges and agrees that the foregoing arrangement (which allows for Seller, subject to Subsection (c) of this Section, to directly deliver to the Document Custodian the Bank Document Deliverables within five (5) Business Days after the Purchase Date for the related Participated Mortgage Loan) is being made as an accommodation to Seller and that Bank may, in its sole discretion, by providing written notice to Seller: (i) terminate Seller’s authorization to deliver directly to the Document Custodian any or all of the Bank Document Deliverables; and (ii) require that within (2) two Business Days after the Purchase Date for any Participated Mortgage Loan, any or all Bank Document Deliverables shall be delivered directly to the Document Custodian (and, in the event that the applicable Funding Recipient for such Participated Mortgage Loan is or is required hereunder to be an Escrow Agent, such Bank Document Deliverables shall be delivered directly to the Document Custodian from escrow by the Escrow Agent for such Participated Mortgage Loan).

3.3       Bank Document Deliverables Held By Seller. Without limiting the requirements set forth in Section 3.2, Seller acknowledges and agrees that each and every Bank Document Deliverable for any Participated Mortgage Loan which is at any time in the custody, possession or control of Seller after Bank’s purchase of a Participation Interest in such Participated Mortgage Loan shall be held and delivered to the Document Custodian pursuant to the terms and conditions of Section 5.11 of the Warehouse Agreement. Nothing contained in this Section authorizes or permits the delivery to Seller or any other Person (other than the Document Custodian) of any of the Bank Document Deliverables which are required to be delivered directly to the Document Custodian pursuant to the provisions of this Section.

ARTICLE 4

SALE OF LOANS TO TAKE-OUT PURCHASERS;

AGED LOANS; REPURCHASE OBLIGATIONS

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4.1       Short Term Nature of Investment.

(a)       It is understood that each Participation Interest which Bank purchases in any Mortgage Loan shall be purchased by Bank for its own account for the short term investment of its capital and in reliance of Seller’s agreement hereunder that: (i) Seller shall arrange and complete the sale by and on behalf of the Parties of the related Participated Mortgage Loan as and when required pursuant to the terms of this Agreement; or (ii) repurchase all or any portion of such Participation Interest as and when required pursuant to the terms of this Agreement, if such sale is not arranged and completed by Seller as and when required pursuant to the terms of this Agreement. In order to secure the prompt and complete performance by Seller of its Repurchase/Sale Obligations, Seller does hereby pledge, assign and grant to Bank a continuing security interest in and to the Collateral. For this purpose, this Agreement shall constitute a security agreement in accordance with the UCC, and Bank shall have all the rights of a secured creditor with respect to such security.

(b)       For each Participated Mortgage Loan, it is the intention of Bank and Seller that such Participated Mortgage Loan and the related Mortgage Loan Documents will be sold and delivered to a Take-Out Purchaser, and for such Take-Out Purchaser to have paid the full amount of the Take-Out Purchase Price for such Participated Mortgage Loan, within [***] of the Purchase Date for such Participated Mortgage Loan. Notwithstanding the foregoing, it is understood and agreed that Bank shall not have and does not undertake any duty, obligation or liability arising from or related to any Take-Out Purchase Agreement or any Take-Out Purchaser.

4.2       Sale of Participated Mortgage Loans to Take-Out Purchasers.

(a)       The sale of each Participated Mortgage Loan by Seller and Bank to any Take-Out Purchaser shall be in accordance with the terms of the related Take-Out Purchase Agreement. If a Take-Out Purchaser fails to perform or anticipatorily breaches its obligations under a Take-Out Purchase Agreement to purchase any Participated Mortgage Loan, then Seller shall promptly locate and consummate the sale by Bank and Seller of such Participated Mortgage Loan to another Take-Out Purchaser acceptable to Bank at a price which is not less than the Take-Out Purchase Price for such Participated Mortgage Loan; provided, however, that the foregoing shall not limit or qualify any other rights or remedies available to Bank hereunder with respect to such Participated Mortgage Loan or any Participation Interest therein.

(b)       Notwithstanding anything to the contrary in any Take-Out Purchase Agreement, the procedures of sale to a Take-Out Purchaser by Seller and Bank of any Participated Mortgage Loan shall be as follows:

(i)       Seller shall deliver to the Take-Out Purchaser the Mortgage Loan Documents for such Participated Mortgage Loan (other than the related Mortgage Note and other Mortgage Loan Documents, if any, which are then being held by the Document Custodian). Such Mortgage Loan Documents shall be delivered by Seller to the Take-Out Purchaser under the provisions of the Take-Out Purchase Agreement which govern the Take-Out Purchaser’s custody and possession of such Mortgage Loan Documents or under such other written custodial or similar agreement between Seller and the Take-Out Purchaser acceptable to Bank. Seller shall provide prompt written notice to Bank of the transmittal and delivery of such Mortgage Loan Documents to the Take-Out Purchaser.

(ii)       Bank shall deliver or cause to be delivered to the Take-Out Purchaser, under a Bailee Letter, the Mortgage Loan Documents for such Participated Mortgage Loan

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which are then held by the Document Custodian pursuant to this Agreement, including the original Mortgage Note for such Participated Mortgage Loan accompanied by: (A) the Required Endorsements; and (B) if such Mortgage Note was not endorsed in blank by Seller, an allonge endorsed in favor of such Take-Out Purchaser by Bank, as agent for Seller, pursuant to (and if and to the extent that Bank shall have received and accepted) a valid power of attorney, in form and content satisfactory to Bank, authorizing Bank to endorse such Mortgage Note for and on behalf of Seller.

(c)       Within a period of time acceptable to Bank, but in no event more than twenty (20) days after the delivery by the Document Custodian to the Take-Out Purchaser of the Mortgage Note evidencing such Participated Mortgage Loan, Seller shall cause the Take-Out Purchaser to pay or cause to be paid directly to Bank, as payment to Seller and Bank for the purchase by the Take-Out Purchaser of such Participated Mortgage Loan, immediately available funds in an amount not less than the Take-Out Purchase Price for such Participated Mortgage Loan.

(d)       All of the proceeds from the sale by Seller and Bank of a Participated Mortgage Loan to a Take-Out Purchaser shall be paid directly to Bank pursuant to Section 4.3 and shall be applied by Bank on behalf of Bank and Seller in accordance with Section 4.4.

(e)       Subject to Section 4.4(b), Bank and Seller’s ownership interests in any Participated Mortgage Loan to be sold to a Take-Out Purchaser shall continue in full force and effect, and Bank and Seller shall not have (and shall not be deemed to have) sold such Participated Mortgage Loan to a Take-Out Purchaser unless and until such time as Bank shall have received immediately available funds from the Take-Out Purchaser for such sale in an amount not less than the Take-Out Purchase Price for such Participated Mortgage Loan and applied such funds in accordance with Section 5.12.

4.3       Payments From Take-Out Purchasers. In connection with each sale of a Participated Mortgage Loan by Seller and Bank to a Take-Out Purchaser, Seller shall cause the Take-Out Purchase Price to be paid by the Take-Out Purchaser for the purchase of the Participated Mortgage Loan to be paid by the Take-Out Purchaser, in immediately available funds, directly to Bank into the Repayment Account.

4.4       Processing Payments From Take-Out Purchasers. With respect to any immediately available funds on deposit in the Repayment Account which constitute the proceeds of any Take-Out Purchase Price (each a “Take-Out Purchaser Payment”):

(a)       Seller shall promptly confirm to Bank the Participated Mortgage Loan to which such Take-Out Purchaser Payment applies; provided, however, that if Seller shall not have provided such confirmation to Bank by the last Business Day of the calendar month in which Bank provided notice to Seller of the Take-Out Purchaser Payment, then Bank may, in its sole discretion, determine and designate the Participated Mortgage Loan to which such Take-Out Purchaser Payment applies to the extent Bank is able to make such a determination based on information available to it;

(b)       Bank reserves the right, in its sole discretion, to determine whether to accept or reject such Take-Out Purchaser Payment in the event that insufficient funds were delivered by the Take-Out Purchaser to Bank to fully pay the Take-Out Purchase Price for the Participated Mortgage Loan to which the Take-Out Purchaser Payment applies. Seller acknowledges and agrees that: (i) if Bank elects, in its sole discretion, to reject a Take-Out Purchaser Payment for which insufficient funds were delivered, then Bank’s related Participation Interest shall not have been sold (and shall be deemed to not have been sold) to such Take-Out Purchaser, and Seller shall immediately notify

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such Take-Out Purchaser that no sale of such Participated Mortgage Loan by Bank and Seller to such Take-Out Purchaser has occurred; and (ii) if Bank elects, in its sole discretion, not to reject a Take-Out Purchaser Payment for which insufficient funds were delivered, then Bank shall have the right to offset any amounts in any Account in order to effect full payment of Bank’s share of such Take-Out Purchase Price; and

(c)       If such Take-Out Purchaser Payment is accepted by Bank, the proceeds of the Take-Out Purchaser Payment shall be applied by Bank pursuant to Section 5.12.

All notices to be given and actions to be taken pursuant to this Section shall be effectuated electronically or in such other manner, as required by Bank from time to time pursuant to the Warehouse Program Guide.

4.5       Reserved.

4.6       Participation Interest Rate for Aged Participated Mortgage Loans.

(a)       With respect to any Aged Participated Mortgage Loan, to the extent permitted by applicable Law, Bank may from time to time, in its sole discretion, increase the then-current Participation Interest Rate with respect to such Aged Participated Mortgage Loan by an amount, as determined by Bank, in accordance with the following:

Number of days elapsed since the Purchase Date for the Participation Interest in the Aged Participated Mortgage Loan	Maximum aggregate total amount by which Bank may increase the applicable Participation Interest Rate pursuant to this Section	Date on which the increase (if any) in the Participation Interest Rate is effective
[***] or more	up to [***]	[***] following the Purchase Date of the Participation Interest

(b)       Notwithstanding anything herein to the contrary, the Participation Interest Rate for any Participated Mortgage Loan shall not at any time exceed the maximum rate permitted under applicable Law.

(c)       The provisions of this Section shall not limit or qualify any rights or remedies of Bank hereunder (including, without limitation, any rights or remedies of Bank under Sections 4.7 or 4.8).

[Remainder of Page Intentionally Left Blank]

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4.7       Curtailment of Aged Participated Mortgage Loans.

(a)       With respect to any Aged Participated Mortgage Loan, to the extent permitted by applicable Law, Bank may from time to time, in its sole and absolute discretion, require Seller to repurchase from Bank any portion of the Participation Interest then owned by Bank in such Aged Participated Mortgage Loan, as determined by Bank, in accordance with the following table:

Number of days elapsed since the Purchase Date for the Participation Interest in the Aged Participated Mortgage Loan

Maximum aggregate total portion of the Participation
Percentage (as of the Purchase Date for the related
Participation Interest) in the applicable Aged

Participated Mortgage Loan which Bank may require

to be repurchased by Seller pursuant to this Section

[***] or more but less than [***]	up to [***]

(b)       To effect the repurchase by Seller from Bank of any portion of a Participation Interest required by Bank to be repurchased under this Section, Seller shall pay to Bank an amount equal to the applicable Repurchase Price for such portion of such Participation Interest, which amount shall be due and payable upon any demand therefor made by Bank pursuant to the terms of this Section. Bank shall have the right to offset any amounts in the Pledged Account in order to effect full payment of any Repurchase Price when due and payable under this Section, and upon any such offset, Seller shall immediately deposit funds into the Pledged Account in the amount required to fully restore the Minimum Pledged Balance.

(c)       Upon Bank’s receipt from Seller of the full amount of the Repurchase Price for the portion of the Participation Interest in any Aged Participated Mortgage Loan required to be repurchased by Seller from Bank pursuant to this Section, effective as of the date of receipt of such funds and the application by Bank of such funds pursuant to the terms of this Agreement, Seller shall have repurchased from Bank such portion of such Participation Interest equal to the Repurchase Participation Percentage for such Participation Interest, and Bank’s respective Participation Percentage in such Aged Participated Mortgage Loan and Seller’s respective Retained Percentage in such Aged Participated Mortgage Loan shall be correspondingly adjusted, all as indicated on the Bank’s books and records.

(d)       The provisions of this Section shall not limit or qualify any rights or remedies of Bank hereunder (including, without limitation, any rights or remedies of Bank under Sections 4.6 or 4.8).

4.8       Full Repurchase of Participation Interests.

(a)       With respect to any specific Participated Mortgage Loan, Bank shall have the right to require Seller, upon demand by Bank, to repurchase from Bank, in its entirety, all of Bank’s then-outstanding Participation Interest in such Participated Mortgage Loan, if Bank reasonably determines at any time, that: (i) any representation or warranty made or deemed made by Seller to Bank under Sections 2.1 or 6.10 as to such Participated Mortgage Loan was false, misleading, or erroneous in any respect at the time on or as of the Purchase Date for such Participated Mortgage Loan; (ii) such Participated Mortgage Loan was not an Eligible Mortgage Loan on or as of the Purchase Date for such Participated Mortgage Loan or no longer qualifies as an Eligible Mortgage Loan anytime thereafter; (iii) any Mortgage Loan Document related to such Participated Mortgage Loan was erroneous, unsigned or incomplete in any material respect on the Purchase Date for such

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Participated Mortgage Loan and such error, lack of signature or incompleteness has not been corrected to the reasonable satisfaction of Bank within a commercially reasonable time period following such Purchase Date; (iv) any fraud occurred on the part of Seller or its agents or employees or of Borrower or any other Person with respect to the origination, underwriting, closing or funding of such Mortgage Loan; or (v) any of the Bank Document Deliverables for such Participated Mortgage Loan have not been delivered to the Document Custodian as and when required pursuant to the provisions of this Agreement. In addition, if an Event of Default shall have occurred, Bank shall have the right to require Seller, upon demand by Bank, to repurchase from Bank, in their entirety, all of Bank’s then-outstanding Participation Interests in the Participated Mortgage Loans identified in such demand.

(b)       In Bank’s sole and absolute discretion, Seller shall automatically be required to immediately repurchase from Bank, in its entirety, all of Bank’s then-outstanding Participation Interest in any Aged Participated Mortgage Loan on the [***] after the Purchase Date for such Participation Interest if such Aged Participated Mortgage Loan does not constitute a Retired Participated Mortgage Loan by such [***]. In addition, Seller shall automatically be required, whether or not Bank has made demand therefor, to immediately repurchase from Bank, in their entirety, all of Bank’s then-outstanding Participation Interests in any and all Participated Mortgage Loan upon the occurrence of an Event of Default under Sections 9.1(e) or (f) with respect to Seller.

(c)       To effect the repurchase of any Participation Interest required under this Section, Seller shall pay to Bank an amount equal to the applicable Repurchase Price for such Participation Interest, which amount shall be due and payable: (i) on the date Bank has made demand for the repurchase of such Participation Interest, if such repurchase is required pursuant to Section 4.8(a); or (ii) on the [***] after the Purchase Date for such Participation Interest, if such repurchase is required pursuant to Section 4.8(b). Bank shall have the right to offset any amounts in the Pledged Account in order to effect full payment of any Repurchase Price when due and payable under this Section, and upon any such offset, Seller shall immediately deposit funds into the Pledged Account in the amount required to fully restore the Minimum Pledged Balance.

(d)       Upon Bank’s receipt from Seller of the full amount of the Repurchase Price for the Participation Interest in any Participated Mortgage Loan to be repurchased in its entirety by Seller from Bank pursuant to this Section, and so long as such payment is not disgorged or revoked by a court of competent jurisdiction: (i) effective as of the date of receipt of such funds and the application by Bank of such funds pursuant to the terms of this Agreement, Seller shall have repurchased from Bank such Participation Interest in its entirety, and Bank’s respective Participation Percentage in such Participated Mortgage Loan and Seller’s respective Retained Percentage in such Participated Mortgage Loan shall be correspondingly adjusted, all as indicated on the Bank’s books and records; and (ii) Bank shall thereafter deliver or cause to be delivered to Seller the Mortgage Note and any other Mortgage Loan Documents for such Participated Mortgage Loan then in the Document Custodian’s possession.

(e)       The provisions of this Section shall not limit or qualify any rights or remedies of Bank hereunder (including, without limitation, any rights or remedies of Bank under Sections 4.6 or 4.7).

4.9       Bank’s Direct Contact with Take-Out Purchasers. Seller irrevocably authorizes Bank and its agents and representatives to directly deliver all pertinent documentation to, and communicate with, disclose to, receive from and share information with, any Take-Out Purchaser, which is related to any Participated Mortgage Loan which is to be purchased or has been purchased by such Take-Out Purchaser.

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ARTICLE 5

GENERAL PROVISIONS

5.1      Conditions to Effectiveness of Agreement. As a condition precedent to effectiveness of this Agreement, in addition to all other requirements set forth herein, Seller shall deliver to Bank all of the following, each being duly executed, endorsed, notarized where applicable and delivered and in form and content satisfactory to Bank in its sole and absolute discretion:

(a)        This Agreement, the Blanket Assignment, the Pledge Agreement and each Guaranty Agreement;

(b)        One (1) or more limited power of attorney in the form of Exhibit A executed by Seller;

(c)        All financing statements required by Bank, including a UCC-1 financing statement identifying Seller, as debtor, and Bank, as secured party, which covers the Collateral, and Seller hereby authorizes Bank and its representatives to execute, deliver and file of record all such financing statements;

(d)        Such signature cards, depository account agreements, USA PATRIOT Act forms and information, and such other documents and instruments, as Bank may require for Seller to establish at Bank, the Pledged Account, the Participation Account and the Remittance Account or to otherwise implement the arrangements contemplated herein;

(e)        Evidence that all necessary action on the part of Seller and each other Obligated Party has been taken with respect to the execution and delivery of the Warehouse Documents and the performance of the matters contemplated thereby, so that this Agreement and all of the other Warehouse Documents shall be valid and binding upon each Person executing and delivering the same. Such evidence shall include certified organizational documents, certified resolutions, and certificates of incumbency for Seller and each other Obligated Party that is not a natural person;

(f)        For Seller and each Obligated Party that is not a natural person, a copy, certified as true, complete and correct, by an authorized officer, partner, member, manager or other representative of such entity, of the documents evidencing the formation and governance of the operations and affairs of such entity, together with all amendments thereto;

(g)        For Seller and each Obligated Party that is not a natural person, a certificate of existence and good standing showing that such entity is in good standing under the Laws of the state of its formation and certificates indicating that such entity has qualified to transact business and is in good standing in all other states where it transacts business;

(h)        Evidence that Seller has received any and all licenses, permits, approvals and other consents under any and all applicable Laws to permit Seller to lawfully engage in the Mortgage Loan Activities, and evidence that the same are currently in existence and good standing; and

(i)        Such other documents, information and materials as Bank may require to be delivered or caused to be delivered by Seller to Bank prior to the execution of this Agreement by Bank.

5.2      Termination; Burn-Down.

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(a)        Seller’s rights hereunder to submit any Request to Bank shall automatically terminate on the Advance Request Termination Date.

(b)        Notwithstanding anything herein to the contrary, and without limiting Bank’s rights and remedies under Section 9.2, prior to the Advance Request Termination Date, either Party may immediately terminate for any reason whatsoever Seller’s rights hereunder to submit any Request to Bank to purchase a Participation Interest by providing written notice thereof to the other Party. It is understood that the Parties intend the continuation of this Agreement by Bank (and, accordingly, the continuation of Seller’s rights hereunder to submit any Request to Bank for Bank to purchase a Participation Interest) will be based upon the quality of the Mortgage Loans owned by Seller and Seller’s performance of its obligations in connection therewith and herewith and also based upon market conditions and the business objectives of Bank and Seller which may change from time to time.

(c)        Any and all outstanding Participation Interests in Participated Mortgage Loans owned by Bank on or before the Advance Request Termination Date shall continue to be subject to the terms and conditions of this Agreement. Unless extended by a written agreement executed by Seller and Bank, this Agreement shall automatically terminate and cease to be in force and effect (except with respect to the provisions of this Agreement which expressly survive termination) without any action or notice upon such time as: (i) Seller shall no longer have any rights hereunder to submit any Request to Bank to purchase a Participation Interest; (ii) each Participated Mortgage Loan constitutes a Retired Participated Mortgage Loan; (iii) Bank has received full, final and indefeasible payment of all other amounts due and payable by Seller to Bank pursuant to the terms hereof and any other Warehouse Document; (iv) Seller has fully performed and discharged each of its duties, covenants and obligations under each Warehouse Document; and (v) Bank has remitted to Seller all amounts, if any, required hereunder to be remitted by Bank to Seller hereunder.

5.3      Target Usage; Termination for Non-Usage. While pursuant to Section 2.2, Bank is not obligated to purchase, and Seller is not obligated to sell, any Participation Interests, or any minimum amount of Participation Interests, Bank and Seller contemplate that Seller shall sell, and Bank shall purchase, Participation Interests such that, at any given time, the Outstanding Participation Balance shall equal or exceed the Target Usage Amount. Should for any calendar quarter, the Outstanding Participation Balance, on average for such calendar quarter, not equal or exceed the Target Usage Amount, Bank may elect to increase the Participation Interest Rate Floor or, pursuant to Section 5.2(b), terminate Seller’s right hereunder to submit any Request to Bank to purchase a Participation Interest.

5.4      Seller’s Accounts.

(a)        Seller shall at all times during the term of this Agreement maintain each Restricted Account with Bank. With respect to each Restricted Account, Seller may deposit funds into the Restricted Account, however Seller shall not be permitted to withdraw, transfer or otherwise exercise any rights to access any funds held therein and Seller shall have no rights to exercise dominion or control over the Restricted Account.

(b)        Seller shall at all times during the term of this Agreement maintain the Remittance Account with Bank. Subject to the terms and conditions of this Agreement and the other Warehouse Documents, Seller shall be permitted to withdraw, transfer and otherwise exercise rights to access any funds held therein; provided, that notwithstanding the foregoing, upon the occurrence of an Event of Default, Seller shall not be permitted to withdraw, transfer or otherwise exercise any rights to access any funds held therein and Seller shall have no rights to exercise dominion or control over the Remittance Account.

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(c)        Concurrently with the execution hereof Seller shall deposit into the Pledged Account, and thereafter for the duration of this Agreement Seller shall maintain in the Pledged Account, good funds in an amount not less than the Minimum Pledged Balance. Seller shall replenish funds in the Pledged Account, such that the Pledged Account is fully restored to the Minimum Pledged Balance, in the event Bank shall offset or apply funds from the Pledged Account in accordance with the terms of this Agreement.

(d)        In order to secure the prompt and complete performance by Seller of its Repurchase/Sale Obligations, Seller does hereby pledge, assign and grant to Bank a continuing security interest in and to the Restricted Accounts, the Remittance Account and the other Collateral. For this purpose, this Agreement shall constitute a security agreement in accordance with the UCC, and Bank shall have all the rights of a secured creditor with respect to such security, and Bank shall have the right to hold and “freeze” such Accounts and the funds maintained therein upon the occurrence of an Event of Default. Without limiting any rights and remedies available to Bank hereunder, Bank may exercise the right to offset and apply all or any portion of the funds of Seller held in one or more of the Accounts towards the payment of all or any portion of any amount due and payable by Seller to Bank hereunder in connection with Seller’s Repurchase/Sale Obligations. Bank is hereby authorized to debit funds from the Accounts in accordance with the provisions of this Agreement without any notice to or permission from Seller.

5.5      Subordination. It is expressly understood and agreed that all of Seller’s rights, title and interests in and to any Participated Mortgage Loan (including Seller’s servicing rights, if any) are subordinate and inferior to Bank’s Participation Interest in such Participated Mortgage Loan, from and after the Purchase Date for such Participated Mortgage Loan.

5.6      Power of Attorney. Seller hereby irrevocably appoints Bank and each officer of Bank as its attorney-in-fact, with full power of substitution, for, on behalf of, and in the name of Seller, to: (a) endorse and deliver to any Person any notes, checks, drafts, money orders or other instruments of payment coming into Bank’s possession and representing any payment made on or with respect to any Participated Mortgage Loan or otherwise received in connection with any Participated Mortgage Loan (including the proceeds from the sale of any such Participated Mortgage Loan received from a Take-Out Purchaser), and any collateral and any Take-Out Purchase Agreement therefor; (b) prepare, complete, execute, deliver and record, and do anything else necessary or desirable to effect, (i) any endorsement to Bank, any Take-Out Purchaser or any other Person, of any Mortgage Note evidencing a Participated Mortgage Loan, or (ii) any transfer, assignment or conveyance to Bank, any Take-Out Purchaser or any other Person, of any or all rights, titles and interests in and to any Mortgage Note and the Mortgage Loan Documents related thereto in which Bank has purchased a Participation Interest (including servicing rights); (c) do anything necessary or desirable to effect the sale, transfer, assignment or conveyance, of any or all rights, titles and interests of Seller and/or Bank in and to any Participated Mortgage Loan and the related Mortgage Loan Documents related thereto to any Take-Out Purchaser or any other Person; (d) commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Take-Out Purchase Agreement or any Participated Mortgage Loan; (e) sign Seller’s name wherever appropriate, as determined by Bank, to effectuate the purposes of this Agreement; and (f) to take any such further action as Bank may deem appropriate, and to act under changed circumstances, the exact nature of which may not be currently foreseen or foreseeable, in order to fully and completely effectuate Bank’s rights under this Agreement. The powers and authorities herein conferred on Bank may be exercised by Bank through any Person who, at the time of the execution of a particular instrument, is an officer of Bank. The limited power of attorney conferred by this Section is granted for a valuable consideration and is coupled with an interest and, therefore, is irrevocable so long as any duties or obligations to Bank under this Agreement or any other Warehouse Document, or any part thereof, shall remain unpaid or otherwise unsatisfied, and so long as Bank may elect to purchase any Participation Interests hereunder. The limited power of attorney conferred hereunder shall not be affected

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by any subsequent disability or incapacity of the principal or by the lapse of time. To facilitate processing, Bank may request that Seller execute and deliver a separate, limited power of attorney in such form and content required by Bank, but any failure of Bank to request or obtain any such separate power of attorney instrument shall not mitigate or undermine the rights and powers conferred under this Section.

5.7      Private Recording Systems. Bank reserves the right to require or permit that any or all Participated Mortgage Loans be registered and processed on the MERS® System and/or any other similar mortgage registration or processing system (collectively, “Private Recording System”). Should Bank require or permit the registration or processing of any or all Participated Mortgage Loans on any Private Recording System: (a) each such Participated Mortgage Loan shall be registered and processed on the Private Recording System approved by Bank in accordance with the requirements of the Warehouse Program Guide; and (b) Bank may terminate and revoke any such requirement or permission regarding the registration and processing of any such Participated Mortgage Loans on any Private Recording System.

5.8      Regulatory Compliance. With respect to each Participated Mortgage Loan, Seller hereby represents, warrants and certifies to Bank that such Participated Mortgage Loan and each related Mortgage Loan Document was originated, made, negotiated, executed and delivered pursuant to and in accordance with the applicable terms and provisions of the Federal Truth in Lending Act, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, Dodd-Frank Act, the Interagency Appraisal Guidelines, and all other applicable Laws relating to the financing of Residential Real Property, each of which Laws have been fully satisfied and strictly complied with by Seller and such other applicable parties, and that Bank shall have no obligation with respect to the compliance with any such Laws, or the filing of any reports, certifications or other documents or items with or to any Borrower, any Governmental Authority, or any other Person whatsoever.      IN THIS RESPECT, SELLER WILL RELEASE, HOLD HARMLESS AND INDEMNIFY EACH INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES WHICH ARE INCURRED BY OR ASSERTED AGAINST BANK IN CONNECTION WITH ANY BREACH OR INACCURACY OF THE TERMS CONTAINED IN THIS SECTION.

5.9      Verifications. Bank shall have the right and authority to re-verify all information obtained by Seller regarding any Borrower, including verification of employment, verification of deposit and all information included in each related Loan Application. Seller shall cooperate with Bank in such re-verification process. Further, Bank shall have full right and authority to obtain an updated credit report on any Borrower. In such verification process, Seller shall, upon the request of Bank, supply a copy of Borrower’s handwritten, typed or signed Loan Application.

5.10      Servicing Responsibilities.

(a)        Seller shall administer, manage, collect and enforce each Participated Mortgage Loan for and on behalf of and for the benefit of Bank and Seller in accordance with Accepted Servicing Practices (collectively, the “Mortgage Loan Services”). With respect to each Participated Mortgage Loan, Seller shall promptly take any and all actions, and exercise any and all available remedies, under the related Mortgage Loan Documents or otherwise which are necessary or advisable to perform the Mortgage Loan Services pursuant to this Agreement.

(b)      At the request of Bank: (i) Seller shall promptly provide to Bank such information requested by Bank regarding any default, breach, violation or event of acceleration related to any Participated Mortgage Loan, and the actions which Seller has taken or proposes to take in connection therewith; and (ii) Seller shall promptly take any and all actions, and exercise any and all remedies, under the Mortgage Loan Documents or otherwise for any Participated Mortgage

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Loan which Bank shall deem, in its discretion, reasonably necessary or advisable to effect the provisions of this Section.

(c)        With respect to any Participated Mortgage Loan, any and all Mortgage Loan Collections received by Seller from the exercise of any rights or remedies under the related Mortgage Loan Documents or in connection with the full repayment of the outstanding principal balance and all accrued and unpaid interest for such Participated Mortgage Loan shall (i) be immediately transferred or delivered by Seller to Bank (and, if required by Bank, into the Repayment Account) and (ii) upon receipt by Bank, be applied pursuant to the provisions of this Agreement.

(d)        Notwithstanding anything herein to the contrary, upon the occurrence of an Event of Default: (i) Seller shall not exercise any remedies under any of the Mortgage Loan Documents for any Participated Mortgage Loan without the prior written consent of Bank; and (ii) Bank may at any time: (A) provide written notice to Seller terminating any or all rights, duties and obligations of Seller to provide Mortgage Loan Services with respect to any Participated Mortgage Loan (each, a “Servicing Termination Notice”); and/or (B) require that Seller instruct in writing any Borrower or other Person obligated on any Participated Mortgage Loan to deliver any and all payments to be made by such Borrower or such other Person on or in respect of such Participated Mortgage Loan directly to Bank or to the Repayment Account, and Seller shall not make any changes to any such instructions so provided without first obtaining the prior written consent of Bank. With respect to each Participated Mortgage Loan specified in any Servicing Termination Notice, Seller shall at its expense: (i) immediately turn over to Bank or its designee all books, records and other documents related to the Mortgage Loan Services for such Participated Mortgage Loan; (ii) cooperate with Bank in the immediate and orderly transfer of the administration and servicing responsibilities for such Participated Mortgage Loan to Bank or its designee; and (iii) upon Bank’s request, immediately execute and deliver to Bank all documents, agreements and instruments, and take such other actions and do such other things, deemed necessary or advisable by Bank in connection with the transfer to Bank of the administration and servicing responsibilities for such Participated Mortgage Loan.

5.11      Trust Provisions.

(a)        Any and all amounts required hereunder to be paid to Bank shall be paid to Bank pursuant to the terms and conditions of this Agreement. Without limiting the foregoing, any and all Bank Payment Deliverables received by Seller at any time (and any and all Bank Payment Deliverables that are or are deemed to be in or under the custody, possession or control of Seller at any time) shall be held in trust by Seller as the property and for the benefit of Bank. In such event, Seller shall, and Seller has a fiduciary duty to Bank, (i) to hold in trust, as the property and for the benefit of Bank, the Bank Payment Deliverables and (ii) (A) to immediately turn over and deliver to Bank each Bank Payment Deliverable, in kind, and in the exact form received, no later than one (1) Business Day after receipt thereof, and concurrently, endorse to Bank any instrument or other form of payment payable to Seller, but which is to be paid to Bank under this Agreement, (B) not to release any Bank Payment Deliverable to any other Person without Bank’s prior written consent, and (C) not to negotiate or otherwise seek to convert to cash any Bank Payment Deliverables which are in the form of a check or other form of payment without Bank’s prior written consent. Nothing contained in this Section authorizes or permits payment to Seller or any other Person (other than Bank) of any amounts which are required under this Agreement to be paid directly to Bank.

(b)        Any and all Bank Document Deliverables required hereunder to be delivered to the Document Custodian shall be delivered to the Document Custodian pursuant to the terms and

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conditions of this Agreement. Without limiting the foregoing, any and all Bank Document Deliverables received by Seller at any time (and any and all Bank Document Deliverables that are or are deemed to be in or under the custody, possession or control of Seller at any time) shall be held in trust by Seller as the property and for the benefit of Bank. In such event, Seller shall, and Seller has a fiduciary duty to Bank, (i) to hold in trust for Bank, and as the property and for the benefit of Bank, the Bank Document Deliverables and (ii) (A) to immediately turn over and deliver to the Document Custodian each Bank Document Deliverable no later than one (1) Business Day after receipt thereof (except that Seller may deliver the applicable Bank Document Deliverables to the Document Custodian by such later time, if any, permitted by the express terms of this Agreement) and (B) not to release any Bank Document Deliverable to any Person (other than the Document Custodian). Nothing contained in this Section authorizes or permits the delivery to Seller or any other Person (other than the Document Custodian) of any Bank Document Deliverables which are required under this Agreement to be delivered directly to the Document Custodian.

(c)        The Mortgage Loan Files for Participated Mortgage Loans (other than any portions thereof which constitute Bank Document Deliverables or which have been delivered to Bank) shall be held in trust by Seller as the property and for the benefit of Bank. Seller shall, and Seller has a fiduciary duty to Bank, (i) to hold in trust for Bank, and as the property and for the benefit of Bank, such Mortgage Loan Files and (ii) (A) to turn over and deliver to Bank such Mortgage Loan Files no later than one (1) Business Day after Bank’s request and (B) not to release such Mortgage Loan Files to any Person (other than Bank) except as otherwise expressly permitted hereunder.

5.12      Application of Payments.

(a)        Except as expressly provided otherwise herein, any and all Mortgage Loan Collections received by Bank with respect to any Participated Mortgage Loan (each, a “Payment”), including all proceeds from the sale of such Participated Mortgage Loan by Seller and Bank to a Take-Out Purchaser, shall be credited and applied in the following order of priority upon Bank’s actual receipt of such sums, and Seller hereby instructs Bank to so apply such proceeds:

(i)        To the payment of any then-earned and outstanding Funding Fees payable by Seller to Bank hereunder in connection with such Participated Mortgage Loan;

(ii)        To the payment of any other outstanding fees, costs and expenses assessed or incurred by Bank and payable by Seller to Bank under this Agreement or any other Warehouse Document with respect to such Mortgage Loan;

(iii)        To the reimbursement of all outstanding amounts (other than the Advance made by Bank to purchase a Participation Interest in such Participated Mortgage Loan), if any, disbursed by Bank in connection with such Participated Mortgage Loan;

(iv)        To the payment of Bank’s pro rata share (determined in accordance with the Participation Interest Rate in effect from time to time for such Participated Mortgage Loan) of all interest that accrued on such Participated Mortgage Loan from and after the related Purchase Date, but which has not been previously paid to Bank;

(v)        To the repayment of Bank’s pro rata share (determined in accordance with Bank’s Participation Percentage in effect from time to time for such Participated Mortgage Loan) of the outstanding principal amount of such Participated Mortgage Loan (as of the related Purchase Date) which has not been previously paid to Bank;

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(vi)        Upon the occurrence of an Event of Default, if required by Bank, to the payment of any of the amounts set forth above with respect to any other Participated Mortgage Loan, to be applied in the same order of priority as set forth above;

(vii)        To any other amounts payable by Seller to Bank;

(viii)        To restoring (in whole or in part) the Minimum Pledged Balance of the Pledged Account if the balance thereof is less than the Minimum Pledged Balance. Any such funds shall be deposited directly by Bank into the Pledged Account;

(ix)        To the payment of Seller’s pro rata share (determined in accordance with the Seller’s Retained Percentage in effect from time to time with respect to such Participated Mortgage Loan) of: (A) the outstanding principal amount of such Participated Mortgage Loan (as of the related Purchase Date) which has not been previously paid to or otherwise received by Seller; and (B) interest that has accrued on such Participated Mortgage Loan from and after the related Purchase Date (including any portion of such interest that accrued at a rate in excess of the Participation Interest Rate in effect from time to time for such Participated Mortgage Loan), but which has not been previously paid to or otherwise received by Seller. Any and all of the foregoing amounts due to Seller shall be paid by Bank to Seller on or before the next Business Day after receipt by Bank of the applicable Payment and shall be disbursed by Bank into the Remittance Account; and

(x)        Thereafter, as otherwise required to be in compliance with this Agreement.

(b)        Notwithstanding anything to the contrary in Section 5.12(a), with respect to any Participated Mortgage Loan, Bank may elect, in its sole and absolute discretion, to defer applying any proceeds of any Payment to any of the items described in Section 5.12(a)(i), (ii) or (iii), in which case Bank reserves the right to satisfy any outstanding amount for such items with the proceeds of any future Payment with respect to such Participated Mortgage Loan.

(c)        If the amount of any Take-Out Purchaser Payment received by Bank in connection with the sale of any Participated Mortgage Loan to a Take-Out Purchaser is insufficient to pay any and all amounts payable to Bank under Section 5.12(a) with respect to such Participated Mortgage Loan, then Bank shall be entitled to offset and apply available funds in the Pledged Account to satisfy the deficiency in such amounts payable to Bank. In such event, if after resorting the foregoing described sources of payment, any amounts remain payable to Bank under Section 5.12(a) with respect to such Participated Mortgage Loan, then Seller shall immediately pay such amounts to Bank upon demand.

(d)        In the event that Bank offsets or applies any funds in the Pledged Account to satisfy amounts payable to Bank, then Seller shall immediately deposit funds into the Pledged Account in the amount required to fully restore the Minimum Pledged Balance. Bank shall have no duty or obligation at any time to apply any amounts due from any Take-Out Purchaser or from any other Person with respect to any purchase of any Participated Mortgage Loan until Bank has actually received such amounts in immediately available funds. Further, notwithstanding anything herein to the contrary, Bank shall be under no duty at any time to apply any amounts representing Take-Out Purchaser Payments except pursuant to the procedures set forth in Section 4.4.

5.13      Warehouse Program Guide.

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(a)        Seller agrees to comply at all times with all of the provisions of the Warehouse Program Guide in effect from time to time. Notwithstanding anything herein to the contrary, each Participated Mortgage Loan: (i) shall be subject to the provisions of the Warehouse Program Guide in effect as of the Purchase Date for such Participated Mortgage Loan; and (ii) shall not be subject to any material amendment, modification or supplement to the Warehouse Program Guide which occurs after the Purchase Date for such Participated Mortgage Loan. The Warehouse Program Guide is hereby incorporated into this Agreement by reference as if it was fully set forth herein.

(b)        Bank shall make available to Seller the Warehouse Program Guide by: (i) posting the Warehouse Program Guide on a web portal or website (including the Electronic Platform) to which Seller will be granted access (if Bank shall elect to maintain a web portal or web site for such purpose and if Bank shall grant Seller access thereto); or (ii) by providing a written copy of the Warehouse Program Guide to Seller. Bank may, in its sole discretion, amend, modify or supplement the Warehouse Program Guide from time to time. If Bank shall have granted Seller access to a web portal or website on which the Warehouse Program Guide is posted, then: (i) any amendments, modifications or supplements to the Warehouse Program Guide shall become effective as to Seller upon such time as the same are posted on such web portal or website, without any further action or notice by Bank; and (ii) Seller shall be solely responsible for monitoring such web site or web portal for any amendments, modifications or supplements to the Warehouse Program Guide. If Bank shall have provided to Seller written copies of any amendments, modifications or supplements to the Warehouse Program Guide, then such amendments, modifications or supplements to the Warehouse Program Guide shall become effective as to Seller upon Seller’s receipt thereof (unless Bank shall have also granted Seller access to a web portal or website to which such amendments, modifications or supplements are posted, in which case, such amendments, modifications or supplements shall become effective as to Seller upon the earlier of the posting thereof on such web portal or website or Seller’s receipt of written copies thereof).

(c)        Each submission of a Request by Seller to Bank shall constitute: (i) the ratification by Seller of the provisions of the Warehouse Program Guide in effect as of the Purchase Date (if any) for the Mortgage Loan that is the subject of the Request; and (ii) the agreement by Seller to be bound by all of the provisions of the Warehouse Program Guide (which is in effect as of such Purchase Date) applicable to the Mortgage Loan that is the subject of the Request.

5.14      Financial Covenants. At all times prior to the Agreement Termination Date (and thereafter if expressly required), Seller shall promptly and fully perform, observe and comply with the provisions set forth in Exhibit E.

5.15      Supplemental Provisions. At all times prior to the Agreement Termination Date (and thereafter if expressly required), Seller shall promptly and fully perform, observe and comply with the provisions set forth in Exhibit F.

5.16      Other Warehousing Facilities. Seller represents and warrants to Bank that any and all mortgage warehousing facilities of Seller (other than with Bank) in effect as of the Effective Date hereof are identified on Exhibit G. Seller covenants and agrees to: (a) notify Bank in writing prior to entering into any other mortgage warehousing facilities; and (b) promptly notify Bank in writing regarding any material change in any mortgage warehousing facility of Seller (including as to the maximum amount of any such facility and as to any termination, suspension or non-renewal of any such facility) or any default by Seller under any such mortgage warehousing facility.

5.17      Affiliate Escrow Agents. Seller represents and warrants to Bank that any and all title companies and other Persons that provide closing services in connection with residential mortgage loan

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transactions which are directly or indirectly owned or controlled by Seller or under common ownership or control with Seller (each an “Affiliate Escrow Agent”) as of the Effective Date are identified on Exhibit H. Seller represents and warrants that, prior to the Effective Date, Seller has delivered to Bank true, correct and complete copies of the financial statements for each Affiliate Escrow Agent. Seller covenants and agrees to promptly notify Bank in writing regarding any new Affiliate Escrow Agents arising after the Effective Date.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Bank as of the Effective Date and thereafter:

6.1        Organization and Good Standing. Seller is duly organized, validly existing, and in good standing under the Laws of the state of its formation, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of Seller’s business and property requires the same.

6.2        Authorization and Power. Seller has: (a) the requisite power and authority to, and has taken all action necessary to authorize it to, execute, deliver and perform this Agreement, the other Warehouse Documents to which Seller is a party, and all of the other documents herein contemplated to be executed by Seller or otherwise to be executed by Seller from time to time in connection herewith; (b) all requisite authority, power, licenses, permits and franchises to conduct its business; and (c) received, has in its possession, and will maintain in full force and effect and in good standing, any and all federal, state and local licenses or approvals which may be necessary for Seller to undertake the actions required of it pursuant to this Agreement and to conduct its business. No consent or approval of any Person is required (other than such consents and approvals already obtained by Seller) in order for Seller to legally execute, deliver, and comply with the terms of the Warehouse Documents to which it is a party.

6.3        No Conflicts. Not the execution and delivery of this Agreement, the other Warehouse Documents to which Seller is a party, or any other documents to be executed in connection herewith, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or materially conflict with any applicable Law, or any loan agreement, lease, promissory note, indenture, mortgage, deed of trust, or other agreement or instrument to which Seller is a party or by which Seller or any of its Property may be bound or be subject, or violate any provision of the documents creating or governing Seller.

6.4         Enforceable Obligations. This Agreement and each other Warehouse Document to which Seller is or will become a party are or upon execution will be the legal, valid and binding obligations of Seller, are enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other Laws of general application relating to the enforcement of creditors’ rights.

6.5         Financial Condition. Seller has delivered to Bank copies of its most recent balance sheet, and the related statements of income, stockholders’ equity and changes in financial position for the year ending on the date indicated therein, audited by independent certified public accountants; such financial statements are true and correct, fairly present the financial condition of Seller as of such date and have been prepared in accordance with GAAP as of the date hereof; there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long term commitments) of Seller which are not reflected in such financial statements; and no change having a material adverse effect has occurred in the financial condition or business of Seller since the date of such financial statements.

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6.6        Material Agreements. To the best of Seller’s knowledge, Seller is not in default under any loan agreement, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its Properties is bound, and the execution of this Agreement and the other Warehouse Documents to which Seller is a party, and Seller’s performance of its duties and obligations hereunder and thereunder, will not cause a default under any loan agreement, mortgage, security agreement or other material agreement or obligation to which Seller is a party or by which any of its Properties is bound.

6.7        Disclosure of Proceedings. Except as previously disclosed to Bank in writing prior to the Effective Date or pursuant to Section 7.15, there are no: (a) (i) Proceedings by any Governmental Authority pending, or to the knowledge of Seller, threatened against Seller or (ii) any other Proceedings pending, or to the knowledge of Seller, threatened against Seller which, if determined adversely to Seller, may have a Material Adverse Effect; or (b) outstanding or unpaid judgments against Seller.

6.8        Taxes. All tax returns required to be filed by Seller in any jurisdiction have been filed. All taxes, assessments, fees and other governmental charges upon Seller or upon any of its Properties, income or franchises have been paid (if applicable, prior to the time that such taxes, assessments, fees or other governmental charges could give rise to a Lien), other than those being protested in good faith by appropriate proceedings, with respect to which no Lien exists and for which Seller has set aside adequate reserves.

6.9        No Approvals Required. Neither the execution and delivery of this Agreement and the other Warehouse Documents to which Seller is a party, nor the consummation of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, or the registration, recording or filing of any document with, or the taking of any other action in respect of, any Governmental Authority or other Person.

6.10        Representations Regarding Participated Mortgage Loans. Each Participated Mortgage Loan is in all respects in compliance with the provisions of the Warehouse Program Guide. Without limiting the generality of the foregoing, Seller hereby represents and warrants to Bank with respect to each Participated Mortgage Loan:

(a)        Except for the Participation Interest in such Participated Mortgage Loan and any and all other rights, titles or interests of Bank in or to such Participated Mortgage Loan and the related Mortgage Loan Documents: (i) Seller is the sole direct, legal and beneficial owner of all rights, titles and interests in and to such Participated Mortgage Loan and the related Mortgage Loan Documents; (ii) such Participated Mortgage Loan and the related Mortgage Loan Documents are free and clear of all Liens; and (iii) no right, title, or interest in or to such Participated Mortgage Loan or the related Mortgage Loan Documents, or any part thereof, has been transferred, assigned or conveyed to any Person. Seller has the full right to sell to Bank a Participation Interest in such Participated Mortgage Loan and the related Mortgage Loan Documents free and clear of any Lien;

(b)        Bank is the sole legal and beneficial owner of a Participation Interest in such Mortgage Loan, having an undivided percentage ownership interest equal to the Participation Percentage therefor;

(c)        The Mortgage Note evidencing such Participated Mortgage Loan contains the Required Endorsements. The endorsement of such Mortgage Note pursuant to the Required Endorsements (including any endorsement of such Mortgage Note on behalf of Seller pursuant to the power of attorney granted herein or such other power of attorney delivered by Seller to Bank in accordance with this Agreement) and the assignment of such Mortgage Note and the other

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Mortgage Loan Documents related to such Participated Mortgage Loan (whether executed by Seller or by Bank pursuant to the general power of attorney herein granted or such other power of attorney delivered by Seller to Bank in accordance with this Agreement) is or will be valid and enforceable under all applicable Law;

(d)        Any and all portions of the Participated Mortgage Loan required hereunder to be funded by Seller have been funded from sources other than any loan, credit facility or other financing or sale arrangement;

(e)        (i) The Mortgage Loan Documents for such Participated Mortgage Loan have been duly executed and delivered by the related Borrower, and where applicable, acknowledged, and recorded; and (ii) such Participated Mortgage Loan is valid and complies with all applicable lending Laws applicable to the related Borrower, Seller and Bank and the Mortgaged Property securing such Participated Mortgage Loan;

(f)        (i) Such Participated Mortgage Loan is secured by a valid first Lien on the Mortgaged Property described in the Security Instrument for such Participated Mortgage Loan; (ii) such Mortgaged Property is free and clear of all Liens, claims and encumbrances having priority over the Lien of the Security Instrument which secures such Participated Mortgage Loan, except for Permitted Encumbrances; and (iii) there is no subordinate Lien encumbering such Mortgaged Property;

(g)        A Title Policy has been obtained by Seller, in the full amount of such Participated Mortgage Loan, which provides insurance to Seller (and its successors and/or assigns) that the Lien of the Security Instrument securing such Participated Mortgage Loan is a first and prior Lien upon the related Mortgaged Property, without any exceptions, except for Permitted Encumbrances, and which Title Policy includes such endorsements thereto which are consistent with Accepted Lending Practices;

(h)        Such Participated Mortgage Loan and the related Mortgage Loan Documents are valid, binding and enforceable in accordance with their respective terms, in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency or other Laws of general application relating to the enforcement of creditors’ rights;

(i)        The Mortgage Note evidencing such Participated Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of Seller, and all information set forth therein is true and correct;

(j)        (i) The Mortgage Loan Documents evidencing such Participated Mortgage Loan contain the entire agreement of the parties thereto with respect to the subject matter thereof, have not been modified or amended in any respect not expressed in writing therein and are free of concessions or understandings with the obligor thereon of any kind not expressed in writing therein; and (ii) such Participated Mortgage Loan and the related Mortgage Loan Documents are in all respects consistent with, and contain the same terms as represented by Seller to Bank in, the related Request, except as disclosed by Seller to Bank in writing prior to the time of the Purchase Date for such Participated Mortgage Loan;

(k)        No default or breach has occurred under any Mortgage Loan Document relating to such Participated Mortgage Loan;

(l)        (i) Such Participated Mortgage Loan is in all respects in compliance with all Laws

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applicable thereto, including all Laws applicable to the processing, origination, underwriting, closing and funding of such Participated Mortgage Loan; and (ii) without limiting the forgoing, Seller is in compliance with all Laws applicable to Seller in connection with such Participated Mortgage Loan;

(m)        (i) The full principal amount of such Participated Mortgage Loan has been advanced; (ii) the outstanding principal balance of such Participated Mortgage Loan as of the Purchase Date related thereto is as stated in the related Request; and (iii) all costs, fees and expenses incurred in making, closing and recording such Participated Mortgage Loan have been paid;

(n)        (i) All payments and other deposits made with respect to such Participated Mortgage Loan have been paid in cash by the related Borrower; (ii) Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a Person other than such Borrower, directly or indirectly, for the payment of any amount required by such Participated Mortgage Loan, except for interest accruing from the date of the disbursement of the proceeds of such Participated Mortgage Loan to the day which precedes by one (1) month the due date of the first installment of principal and interest thereunder; and (iii) other than as disclosed to Bank in writing, there have been no prepayments made on such Participated Mortgage Loan;

(o)        To the best of Seller’s knowledge, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges (relating to any of the Mortgaged Property for such Participated Mortgage Loan) which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid;

(p)        Such Participated Mortgage Loan which Seller represents to be insured by a private mortgage insurer is so insured;

(q)        With respect to such Participated Mortgage Loan, all conditions as to the validity of the applicable insurance as required by applicable Law, the related Mortgage Loan Documents and by private mortgage insurance companies or other insurers, if and to the extent applicable, have been properly satisfied, and said insurance is valid and enforceable;

(r)        To the best of Seller’s knowledge: (i) the Mortgaged Property for such Participated Mortgage Loan is (A) in good repair and (B) free from damage (normal wear and tear excepted) since the date of the origination of such Participated Mortgage Loan; and (ii) there is no proceeding pending for the total or partial condemnation of any portion of such Mortgaged Property;

(s)        (i) Seller has arranged to sell such Participated Mortgage Loan to a Take-Out Purchaser pursuant to a Take-Out Purchase Agreement, which sale is to be completed pursuant to the terms of such Take-Out Purchase Agreement no later than thirty (30) days after the Purchase Date for such Participated Mortgage Loan; and (ii) such Participated Mortgage Loan satisfies the eligibility, qualifications and other requirements under such Take-Out Purchase Agreement for the purchase thereunder by such Take-Out Purchaser;

(t)        (i) If such Participated Mortgage Loan shall have been represented by Seller to Bank to be a Mortgage Loan eligible for purchase by any Agency or is required by Bank pursuant to the Warehouse Program Guide to be eligible for purchase by any Agency, (A) Seller has fully complied with the underwriting requirements of such Agency (in effect at the time such Participated Mortgage Loan was made) and such other underwriting requirements of the Warehouse Program Guide (in effect as of the date of the Purchase Date for such Participated Mortgage Loan) and (B)

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such Participated Mortgage Loan is otherwise in compliance with any and all other rules, regulations, policies, procedures and other requirements of such Agency for the purchase of such Participated Mortgage Loan; or (ii) if such Participated Mortgage Loan shall not have been represented by Seller to Bank to be a Mortgage Loan eligible for purchase by any Agency or is not required by Bank pursuant to the Warehouse Program Guide to be eligible for purchase by any Agency, Seller has fully complied with the underwriting requirements of the applicable Take-Out Purchaser for such Participated Mortgage Loan and complied with the underwriting requirements of the “general overlays” within the Warehouse Program Guide (in effect as of the date of the Purchase Date for such Participated Mortgage Loan);

(u)        Except as otherwise provided in this Agreement, Seller has obtained, and has in its possession, in due form, fully executed originals of all of the Mortgage Loan Documents relating to such Participated Mortgage Loan required to legally effect such Participated Mortgage Loan, and all such Mortgage Loan Documents will be held and delivered by Seller pursuant to the terms and conditions of this Agreement;

(v)        To the best of Seller’s knowledge, all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property related to such Participated Mortgage Loan lie wholly within the boundaries of such Mortgaged Property and do not encroach upon building restriction lines, and no improvements on adjoining properties encroach upon such Mortgaged Property. Seller has obtained a Title Policy without exceptions for boundary line and building line encroachments;

(w)        To the best of Seller’s knowledge, no circumstances or conditions exist with respect to such Participated Mortgage Loan, the related Mortgaged Property or the related Borrower (including its credit standing) that could be reasonably expected: (i) to cause the Take-Out Purchaser committed to purchase such Participated Mortgage Loan from Seller to not purchase such Participated Mortgage Loan; (ii) to cause any other private institutional investors or any Agency to regard such Participated Mortgage Loan as an unacceptable investment; (iii) to cause the occurrence of a default under the related Mortgage Loan Documents; or (iv) to adversely affect the value or marketability of such Participated Mortgage Loan;

(x)        The information regarding such Participated Mortgage Loan (including with regard to the related Borrower) provided to Bank is true, complete and correct as of the Purchase Date for such Participated Mortgage Loan; and

(y)        The Mortgage Loan Transaction for such Participated Mortgage Loan shall have been completed on and as of the Purchase Date related thereto.

6.11     Survival of Representations. All representations and warranties by Seller herein shall survive the termination or expiration of this Agreement and the making of any and all Advances. Any and all investigations at any time made by or on behalf of Bank shall not limit, impair or diminish Bank’s right to rely on any and all representations and warranties by Seller herein.

ARTICLE 7

AFFIRMATIVE COVENANTS

At all times prior to the Agreement Termination Date (and thereafter if expressly required hereunder), Seller covenants and agrees with Bank that:

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7.1      Financial Statements and Reports. Seller and Guarantor shall furnish to Bank the following, all in form and detail satisfactory to Bank:

(a)        Promptly after becoming available, and in any event within ninety (90) days after the dose of each fiscal year of Seller and Guarantor, an audited balance sheet of Seller and Guarantor as of the end of such year, and an audited statement of income and retained earnings of Seller and Guarantor for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the related report of independent certified public accountants acceptable to Bank, which report shall be to the effect that such statements have been prepared in accordance with GAAP;

(b)        If requested by Bank, on or before the thirtieth (30th) day of any calendar month: (i) a statement of income and expenses of Seller and Guarantor for the prior calendar month; and (ii) a statement, in form and content acceptable to Bank, setting forth the status, as of the last day of the prior calendar month, of all Loan Applications being processed by Seller and Guarantor for closing;

(c)        Promptly after becoming available, and in any event within thirty (30) days after the close of each fiscal quarter of Seller and Guarantor, a balance sheet of Seller and Guarantor as of the end of such fiscal quarter, a statement of income and retained earnings for such fiscal quarter and an operating statement of Seller and Guarantor for such fiscal quarter setting forth in each case in comparative form the corresponding figures for the Corresponding fiscal quarter of the preceding fiscal year, prepared in accordance with GAAP and certified by the principal financial officer of Seller and Guarantor;

(d)        If Seller has been approved by Bank to sell Mortgage Loans to Securitizers, weekly hedging reports; in such form and content required by Bank;

(e)        Promptly upon receipt thereof, a copy of each other report submitted to Seller and Guarantor by independent accountants in connection with any annual, interim or special audit of the books of Seller; and

(f)        Such other information concerning the business, Properties or financial condition of Seller, or regarding any Participated Mortgage Loan, as Bank may reasonably request.

7.2      Taxes and Other Liens. Seller shall pay and discharge promptly an taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which; if unpaid, might become a Lien upon any or all of its Property or the Mortgage Loans; provided, however, Seller shall not be required to pay any such tax, assessment, charge, levy or claim regarding its Property (other than with respect to Participated Mortgage Loans) if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of Seller and if Seller shall have set up reserves therefor adequate under GAAP.

7.3      Maintenance. Seller shall: (a) maintain its existence and all of its licenses, permits, franchises, qualifications and rights that are necessary in order for Seller to conduct its business; and (b) observe arid comply in all material respects with all applicable Laws. Without limiting the generality of the foregoing, Seller shall at all times maintain all Agency Approvals in good standing, and none of the Agency Approvals shall at any time be suspended or terminated.

7.4      Further Assurances. Seller shall promptly cure any defects in the execution and delivery of this Agreement and any other Warehouse Document. Seller shall, at its expense, promptly execute and deliver to Bank, upon Bank’s reasonable request, all such other and further documents, agreements arid instruments in compliance with or accomplishment of the covenants and agreements of Seller in this Agreement; the other Warehouse Documents and all documents executed in connection herewith. In addition, Seller will provide Bank with any and all documentation and other information required by Bank relating to the business and background of Seller and its directors, officers, employees and representatives, and any certifications reasonably required by Bank to verify Seller’s compliance with any applicable Laws.

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7.5      Accounts. To facilitate the transfer of funds contemplated by this Agreement, Seller shall establish and maintain at Bank each of the Accounts. All other deposit accounts, certificate of deposit and other similar account of Seller shall be maintained only in accounts at federally insured financial institutions.

7.6      Use of Electronic Platform. Seller shall be required to use the Internet-based electronic platform established by Bank (as modified, replaced, enhanced or upgraded by Bank from time to time, the “Electronic Platform”) in connection with the purchase and sale of Participation Interests and the other transactions contemplated in this Agreement, subject to the following:

(a)        Bank hereby grants to Seller a revocable, non-exclusive, non-transferable license to access and use the Electronic Platform solely for the limited purpose of facilitating the sale by Seller to Bank of Participation Interests and the other transactions contemplated by this Agreement. Seller shall not permit any Person to utilize the Electronic Platform other than employees of Seller who have been approved in advance by Bank in writing (each an “Authorized User”). Seller shall immediately notify Bank of any unauthorized use of the Electronic Platform.

(b)        Seller shall take all reasonable precautions to prevent unauthorized Persons from obtaining access to or use of the Electronic Platform. Bank shall have the right to rely upon any information received in the Electronic Platform from any Person using a password assigned to an Authorized User, and will incur no liability for such reliance. Seller shall be responsible for securing such passwords and shall be responsible for any actions taken using such passwords. In the event of any breach of the security measures established by Bank, including use of the Electronic Platform by any unauthorized Person, Bank shall have the right to immediately terminate or suspend access to the affected portion of the Electronic Platform by Seller and their Authorized Users until such time such breach has been secured to Bank’s satisfaction.

(c)        Bank shall not be required to perpetually license, maintain, service or support the Electronic Platform. Bank may at any time discontinue the Electronic Platform by providing written notice thereof to Seller. In addition, Bank may at any time terminate the license granted to Seller to use, and Seller’s access to, the Electronic Platform by providing written notice thereof to Seller. Bank reserves the right to modify, replace, enhance or upgrade the Electronic Platform from time to time in Bank’s sole discretion.

(d)        SELLER UNDERSTANDS AND AGREES THAT THE ELECTRONIC PLATFORM IS BEING LICENSED, DELIVERED AND MADE AVAILABLE “AS IS”, “WHERE IS”, “WITH ALL FAULTS”, AND WITH ANY AND ALL LATENT AND PATENT DEFECTS, WITHOUT ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY BY BANK, AND BANK HEREBY DISCLAIMS AND SELLER HEREBY WAIVES ANY AND ALL IMPLIED REPRESENTATIONS, WARRANTIES AND COVENANTS. EXCEPT AS EXPRESSLY STATED HEREIN, BANK HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND BANK HEREBY DISCLAIMS AND RENOUNCES ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES.

(e)        Seller is fully aware of the inherent security risks of any Internet-based application (such as the Electronic Platform) and, in particular, the risk that unauthorized third-parties may through unauthorized use, “hacking”, “Trojan horses”, viruses or otherwise be able to access and manipulate the use of the Electronic Platform and the data made available thereby without Bank in

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any way being aware that the user is not Seller. Seller voluntarily assumes all such risks. Accordingly, SELLER WILL RELEASE, HOLD HARMLESS AND INDEMNIFY EACH INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES WHICH ARE RELATED TO ANY UNAUTHORIZED PARTY’S ACCESS THAT RESULTS IN THE DIVERSION, MISAPPROPRIATION OR USE OF THE INFORMATION MADE AVAILABLE THROUGH THE ELECTRONIC PLATFORM OR SELLER’S FUNDS AT BANK OR OTHERWISE.

(f)        Notwithstanding anything in this Section to the apparent contrary, the provisions of this Section shall not be deemed to limit or release Bank from its obligations under Section 10.26.

7.7      Reimbursement of Expenses. Seller shall pay, upon demand by Bank, any and all out of pocket fees and expenses incurred by Bank in negotiating or entering into, or in administering or enforcing its rights or remedies, under this Agreement or any other Warehouse Document, which amounts shall include all court costs, attorneys’ fees (including for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by Bank in connection with any such matters, together with interest at the highest rate allowed by applicable Law on each such amount from the date of written demand or request for reimbursement until the date of reimbursement. Seller and Bank shall otherwise each be responsible for their own out of pocket expenses unless expressly provided otherwise in this Agreement or any other Warehouse Document.

7.8      Insurance. Seller shall at all times maintain in force and effect such insurance required under the Warehouse Program Guide. Without limiting the generality of the foregoing, such insurance shall be issued by such insurers, insure against such risks, be in such form, have such coverage amounts, deductibles, limits and retentions, contain such endorsements and otherwise be in such form, as required under the Warehouse Program Guide.

7.9      Accounts and Records. Seller shall keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, including the sale of any Participation Interests to Bank, in accordance with GAAP.

7.10      Books and Records. Seller agrees to maintain customary books and records relating to the Participation Interests sold by Seller to Bank hereunder. Seller shall properly reflect in its books and records the sale by Seller to Bank of all Participation Interests sold to Bank and the Percentage Interests of Bank in such Participation Interests. Upon request, Seller shall furnish to Bank copies of any of Seller’s books and records and financial statements relating to the Participation Interests purchased by Bank from Seller hereunder.

7.11      Mortgage Loan Files. Except as expressly permitted or required hereunder, and subject to the provisions of Section 5.11, at all times after the Purchase Date for any Participated Mortgage Loan, Seller shall have and maintain in its direct custody and possession the Mortgage File for such Participated Mortgage Loan.

7.12      Document Retention. With respect to each Participated Mortgage Loan, Seller will maintain in its files all records relating to such Participated Mortgage Loan for the period of time required by applicable Law, but in no event for less than twenty-five (25) months from the Purchase Date for such Participated Mortgage Loan. Within twenty-four (24) hours following any demand therefor, Seller will supply Bank with certified copies and/or originals of any such records.

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7.13       Right of Inspection. Seller shall permit any officer, employee, agent or representative of Bank: (a) with at least twenty-four (24) hours written notice, to examine (at any office of Seller selected by Bank) Seller’s books and records, accounts and any and all files, records and documents relating to the Mortgage Loans in which Bank has purchased or will purchase Participation Interests (including any in-file credit reports), and to make copies and extracts of any and all of the foregoing; and (b) to discuss the affairs, finances, books and records, and accounts of Seller with Seller’s officers, accountants and auditors and other representatives.

7.14       Audit. Seller shall permit any third-party consultant engaged by Bank (each an “Auditor”), at the expense of Seller, to inspect and conduct an audit of Seller’s business operations and records related thereto; provided, however, if such audit is conducted by Bank more than once during any fiscal year, and such additional audit is not the result of the occurrence of an Event of Default, Bank shall be responsible for the fee payable to the Auditor that performed such additional audit. In connection with each audit, Seller shall cooperate with the Auditor and will cause Seller’s employees, agents and contractors to cooperate with the Auditor, and Seller shall furnish or cause to be furnished to the Auditor such information and documentation the Auditor may consider necessary or useful in connection with the performance of the audit.

7.15       Notice from Seller of Certain Events.

(a)       Seller shall promptly, but in any event within ten (10) days of obtaining knowledge thereof (or by such earlier time if expressly required hereunder), notify Bank in writing of any event or circumstance or notice thereof which has had, or could reasonably be expected to have, a Material Adverse Effect upon Seller. Without limiting the generality of the foregoing:

(i)         Seller shall promptly, but in any event within ten (10) days of obtaining knowledge thereof, notify Bank in writing of: (A) any Proceeding by any Governmental Authority pending, or to the knowledge of Seller, threatened against Seller; and (B) any other Proceeding pending, or to the knowledge of Seller, threatened against Seller which, if determined adversely to Seller, may have a Material Adverse Effect upon Seller. Seller shall immediately notify Bank in writing upon obtaining any knowledge thereof of any judgment, decision, order, finding, determination or other disposition in connection with a Proceeding that has resulted in a Material Adverse Effect upon Seller.

(ii)         Seller shall promptly, but in any event within ten (10) days of receipt, deliver to Bank copies of all notices and other documents and correspondence from any Governmental Authority regarding any alleged non-compliance or potential non-compliance with the Dodd-Frank Act or any other applicable Law related to the financing and sale of Mortgage Loans.

(b)       If there is any pending or threatened audit or investigation of Seller by any applicable Agency, or any other Proceeding involving Seller, which could reasonably be expected to result in any Agency Approval being suspended or terminated (including due to the failure of Seller to comply with the results or findings of any such audit or investigation), then Seller shall provide written notice thereof to Bank within ten (10) days of Seller obtaining any knowledge thereof. If any Agency Approval is not in good standing or is otherwise suspended or terminated, then Seller shall provide immediate written notice thereof to Bank.

(c)       Seller shall furnish to Bank immediately upon becoming aware of the existence of any Event of Default, a written notice specifying the nature and period of existence thereof and the action which Seller is taking or proposes to take with respect thereto.

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7.16      Compliance with Warehouse Documents. Seller shall promptly and fully perform, observe and comply with any and all provisions of this Agreement and the other Warehouse Documents to which Seller is a party.

7.17      Guaranty. If requested by Bank at any time, Seller agrees to obtain and deliver to Bank one or more Guaranty Agreements executed by any of the shareholders, partners, members, managers and/or principals of Seller and/or other Persons required by Bank in consideration of Bank executing this Agreement and/or to induce Bank to consider purchasing Participation Interests.

7.18      INDEMNIFICATION. SELLER SHALL INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS BANK, BANK’S PARENTS, SUBSIDIARIES AND AFFILIATES, AND ALL DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES AND AGENTS, SUCCESSORS AND ASSIGNS OF ANY OF THE FOREGOING (EACH AN “INDEMNIFIED PARTY”) FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, DAMAGES, CLAIMS, PENALTIES, JUDGMENTS, OBLIGATIONS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES), ACTIONS, PROCEEDINGS OR DISPUTES (COLLECTIVELY, “LOSSES”) INCURRED BY ANY INDEMNIFIED PARTY OR TO WHICH ANY INDEMNIFIED PARTY MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO THIS AGREEMENT, ANY OTHER WAREHOUSE DOCUMENT, ANY PARTICIPATED MORTGAGE LOAN OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER WAREHOUSE DOCUMENT, INCLUDING ANY AND ALL LOSSES DUE TO: (A) ANY NEGLIGENT OR FRAUDULENT ACT OR OMISSION OF SELLER OR ANY OF ITS AGENTS, REPRESENTATIVES OR EMPLOYEES; (B) ANY BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY CONTAINED HEREIN; (C) ANY BREACH BY SELLER OF ANY PROVISION OF THIS AGREEMENT OR ANY OTHER WAREHOUSE DOCUMENT; (D) ANY EVENT OF DEFAULT; (E) SELLER’S USE FOR ANY MORTGAGE LOAN OF ANY FORM OR DOCUMENT NOT PROVIDED OR APPROVED BY BANK; (F) ANY MISCALCULATIONS OR OTHER ERRORS WHICH RESULT FROM SELLER’S INDEPENDENT PROCESSING PROCEDURES OR ITS MISUSE OR ALTERATION OF ANY FORMS OR DOCUMENTS PROVIDED OR APPROVED BY BANK; (G) ANY FAILURE BY SELLER TO COMPLY WITH ANY LAW; (H) THE UNMARKETABILITY OF ANY PARTICIPATED MORTGAGE LOAN RESULTING FROM ANY MATTER DESCRIBED IN CLAUSES (A) THROUGH (G) OF THIS SENTENCE; AND (I) ANY UNAUTHORIZED ACCESS TO OR USE OF THE ELECTRONIC PLATFORM OR THE INFORMATION MADE AVAILABLE THEREBY DUE TO ANY ACT OR OMISSION OF SELLER. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY TO BE INDEMNIFIED UNDER THIS SECTION OR ANY OTHER SECTION OF THIS AGREEMENT (INCLUDING, SECTIONS 5.8, 7.6 AND 10.23) OR UNDER ANY OTHER WAREHOUSE DOCUMENT SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT SUCH INDEMNITIES SHALL NOT APPLY TO A PARTICULAR INDEMNIFIED PARTY WITH REGARD TO, AND TO THE EXTENT OF THE AMOUNT OF, THOSE CERTAIN LOSSES (IF ANY) WHICH ARE DETERMINED BY A FINAL NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION TO HAVE BEEN PROXIMATELY CAUSED SOLELY BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. Each Indemnified Party may employ an attorney or attorneys to protect or enforce its respective rights, remedies and recourses under this Agreement and any other Warehouse Documents, and to advise and defend it with

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respect to any such actions and other matters. Seller shall reimburse each Indemnified Party for its respective reasonable attorneys’ fees and expenses (including expenses and costs for experts) immediately upon receipt of a written demand therefor, whether on a monthly or other time interval, and whether or not an action is actually commenced or concluded. All other reimbursement and indemnity obligations hereunder shall become due and payable when actually incurred by such Indemnified Party. Any payments not made within five (5) days after written demand therefor shall bear interest at the highest rate permitted under applicable Law from the date of such demand until fully paid. The provisions of this Section and the other indemnity and hold harmless provisions of this Agreement (including Sections 5.8, 7.6 and 10.23) and the other Warehouse Documents shall survive the termination of this Agreement.

7.19       Interest Rate Hedging. Seller shall at all times hedge against the interest rate risk associated with any and all Mortgage Loans owned in whole or in part by Seller, as may be reasonably required by Bank from time to time.

7.20       Reserved.

ARTICLE 8

NEGATIVE COVENANTS

At all times prior to the Agreement Termination Date (and thereafter if expressly required hereunder), Seller covenants and agrees with Bank that:

8.1      Management or Control. Without the prior written consent of Bank: (a) there shall not be any change in direct or indirect management or control of Seller; and (b) Seller, and each entity which directly or indirectly manages or controls Seller, shall not cease to maintain key management and executive personnel at a level of experience and ability equivalent to the present executive management and executive personnel as of the date hereof.

8.2      Transfer of Ownership Interest. Without the prior written consent of Bank, which consent shall not be unreasonably withheld or delayed, there shall not be any sale, transfer or assignment to any Person of the direct or indirect ownership interest in Seller if such sale, transfer or assignment shall result in such Person holding, directly or indirectly, [***] or more of the total outstanding ownership interest in Seller.

8.3      Merger. Without the prior written consent of Bank, Seller shall not: (a) become a party to any merger or consolidation; (b) purchase or otherwise acquire all or any part of the assets or shares or other evidence of beneficial ownership of any Person; (c) sell or otherwise sell, transfer or assign all or substantially all of the assets or Properties of Seller to any other Person; or (d) wind-up, dissolve or liquidate.

8.4      Fiscal Year; Method of Accounting. Seller shall not, without giving prior written notice to Bank, change its fiscal year or method of accounting.

8.5       Actions with respect to Mortgage Loans. Seller shall not:

(a)       Release the Lien of any Security Instrument of any Participated Mortgage Loan;

(b)       Amend, modify or supplement in any material respect any Mortgage Loan Document related to any Participated Mortgage Loan;

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(c)       Grant, create, incur, permit or suffer to exist any Lien upon the Mortgaged Property which is security for any Participated Mortgage Loan, except for the Lien granted under the Security Instrument for such Participated Mortgage Loan; or

(d)       Sell, transfer or assign any of Seller’s rights, titles or interests in or to any Participated Mortgage Loan to any Person except as expressly provided in this Agreement, or otherwise with the prior written consent of Bank.

8.6       Compliance with Material Agreements. Seller shall not permit any default to occur with respect to any agreement, indenture, mortgage or document binding on it or affecting its Property or business, if such default may have a Material Adverse Effect upon Seller.

8.7       Representations Regarding Interests Sold. Seller will not represent to any Person that Seller owns all or any portion of the Participation Interests purchased by Bank under this Agreement.

ARTICLE 9

EVENTS OF DEFAULT;

CERTAIN RIGHTS AND REMEDIES OF BANK

9.1       Events of Default. An Event of Default shall exist if any one or more of the following occurs:

(a)       Seller or any other Obligated Party shall fail to punctually make any payment of fees or other sums when due hereunder, or under any other Warehouse Document to which it is a party, and such failure shall continue for a period of [***] thereafter (provided that Bank shall not be required to provide any such [***] grace period more than [***] in any [***] period);

(b)       The failure or refusal of Seller or any other Obligated Party to perform, observe or comply with any covenant or agreement contained in this Agreement or any other Warehouse Document to which it is a party, which failure or refusal is not otherwise addressed in this Section, and such failure or refusal continues for a period of [***] (provided that Bank shall not be required to provide any such [***] grace period more than [***] in any [***] period);

(c)       Any material statement, warranty or representation made at any time by or on behalf of Seller or any other Obligated Party in this Agreement or any other Warehouse Document, or in any writing or communication (including any Request), or any statement or representation made in any certificate, report, or opinion delivered to Bank pursuant to or in connection with this Agreement or any other Warehouse Document to which it is a party, is false, calculated to mislead, misleading or erroneous in any material respect at the time made;

(d)       Default shall occur (after the expiration of any applicable grace and cure periods): (i) in the punctual payment of any material indebtedness of Seller or any other Obligated Party owing to any Person (other than Bank), or in the performance, observance or compliance with any other covenant, agreement or obligation of any agreement executed in connection therewith; or (ii) in the performance of any other material agreement binding upon Seller or any other Obligated Party;

(e)       Seller or any other Obligated Party shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of such Person or of all or a

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substantial part of its assets; (ii) file a voluntary petition in bankruptcy, admit in writing that it is unable to pay its debts as they become due or generally not pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take any action for the purpose of effecting any of the foregoing;

(f)       An involuntary petition or complaint shall be filed against Seller or any other Obligated Party seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of it, or of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within [***] of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of such Person or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of [***];

(g)       Seller shall fail within [***] to pay, bond or otherwise discharge any judgment or order for payment of money in excess of the Maximum Judgment Amount that is not otherwise being satisfied in accordance with its terms and is not stayed on appeal or otherwise being contested in good faith;

(h)      Any default or event of default shall occur (after the expiration of any applicable grace and cure periods) under any indebtedness of Seller or any other Obligated Party to Bank (other than arising out of or pursuant to this Agreement) or under any document evidencing, securing or pertaining to any indebtedness of Seller or any other Obligated Party to Bank;

(i)       Any Person shall levy on, seize, or attach all or any material portion of the Property of Seller or any other Obligated Party which is not permanently dismissed or discharged within thirty (30) days after commencement of such action;

(j)       The failure of Seller to repurchase any Participation Interest (or any portion thereof) as and when required pursuant to the provisions of this Agreement;

(k)       The dissolution of Seller or any other Obligated Party that is an entity for any reason, or the death or incapacity of any Obligated Party that is a natural person;

(l)       If any Guarantor should purport or attempt to revoke Guarantor’s guaranty or terminate Guarantor’s liability thereunder;

(m)       If (i) any Agency Approval is not in good standing, (ii) any Agency Approval is suspended or terminated, or (iii) Seller failed to provide any written notice as and when required pursuant to Section 7.15(b);

(n)       If (i) there is any Proceeding by any Governmental Authority pending, or threatened against Seller which, if determined adversely to Seller, may have a Material Adverse Effect, (ii) there is any judgment, decision, order, finding, determination or other disposition in connection with a Proceeding that has resulted in a Material Adverse Effect upon Seller, or (iii) Seller failed to provide any written notice as and when required pursuant to Section 7.15(a)(i);

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(o)       (i) Any change in the financial condition of Seller or any other Obligated Party from the condition shown on the financial statements submitted to Bank and relied upon by Bank in connection with the execution of this Agreement, which change would have a Material Adverse Effect upon Seller or any other Obligated Party, the materiality and adverse effect of such change in financial condition to be reasonably determined by Bank in accordance with its credit standards and underwriting practices in effect at the time of making such determination; or (ii) if Bank in good faith believes that any other act, event, condition or circumstance exists or has occurred (including a material management or organizational change in Seller or any other Obligated Party) that would have a Material Adverse Effect upon Seller or any other Obligated Party; or

(p)       Any Warehouse Document ceases to be in full force and effect, or to be enforceable in accordance with its terms.

9.2       Default Remedies. Upon the occurrence of an Event of Default, without any presentment, demand, protest, notice of protest and nonpayment, or other notice of any kind, all of which are hereby expressly waived by Seller, Bank may, in its sole and absolute discretion, immediately: (a) terminate or suspend Seller’s right hereunder to submit any Request to Bank for Bank to purchase Participation Interests; (b) pursuant to the power of attorney conferred to Bank by Seller in connection with this Agreement (and in reliance of Section 10.18 in the event that Bank exercises the following remedy after the occurrence of an Event of Default specified in Sections 9.1(e) or (f)), sell in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as Bank shall reasonably deem satisfactory, any or all rights, titles and interest of Bank and Seller in and to any or all Participated Mortgage Loans and apply the proceeds thereof to the aggregate outstanding Advances made by Bank in connection with such Participated Mortgage Loans and to any other amounts payable to Bank in connection with this Agreement or any other Warehouse Document, in such order and amounts determined by Bank; (c) exercise its rights and remedies under any Pledge Agreement, Guaranty Agreement or other Warehouse Document; and/or (d) exercise any other right or remedy otherwise available to Bank under this Agreement or any other Warehouse Document or at law or in equity. Notwithstanding the foregoing, if an Event of Default specified in Sections 9.1(e) or (f) occurs, fees and other sums due hereunder shall become automatically and immediately due and payable, both without any action by Bank and without presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein to the contrary.

9.3       Option to Purchase Retained Percentage. Without limiting the generality of Section 9.2, upon the occurrence of an Event of Default, Bank shall have the right at any time, in its sole and absolute discretion, to purchase from Seller the Retained Percentage in any or all Participated Mortgage Loans (the “Retained Interest Purchase Option”). To effect the purchase by Bank from Seller of the Retained Percentage in any Participated Mortgage Loan in connection with the Bank’s exercise of the Retained Interest Purchase Option, Bank shall pay to Seller an amount (the “Retained Interest Purchase Price”) equal to (a) the then outstanding principal balance of such Participated Mortgage Loan, as of the date of the exercise by Bank of the Retained Interest Purchase Option, multiplied by the Retained Percentage of Seller therein as of such date, less (b) the amount of Bank’s pro rata share of any and all principal payments (which are allocable to Bank’s Participation Interest in such Participated Mortgage Loan), determined in accordance with Bank’s Participation Percentage in effect from time to time for such Participated Mortgage Loan, made on such Participated Mortgage Loan during the period of time commencing on the Purchase Date for such Participated Mortgage Loan and ending on the date of the exercise by Bank of the Retained Interest Purchase Option, but that have not been previously paid to Bank, less (c) the amount of Bank’s pro rata share of any and all interest payments (which are allocable to Bank’s Participation Interest in such Participated Mortgage Loan), determined in accordance with the Participation Interest Rate in effect from time to time for such Participated Mortgage Loan, made on such Participated Mortgage Loan during the

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period of time commencing on the Purchase Date for such Participated Mortgage Loan and ending on the date of the exercise by Bank of the Retained Interest Purchase Option, but that have not been previously paid to Bank, less (d) the amount of any then-earned and unpaid Funding Fee payable by Seller to Bank hereunder with respect to such Participated Mortgage Loan as of the date of the exercise by Bank of the Retained Interest Purchase Option, less (e) any other amounts due and payable by Seller to Bank hereunder as of the date of the exercise by Bank of the Retained Interest Purchase Option, by depositing the Retained Interest Purchase Price into the Remittance Account. Effective immediately upon Bank’s deposit into the Remittance Account of the Retained Interest Purchase Price for the Retained Percentage in any Participated Mortgage Loan, without any further action by or notice to any Person, Bank shall have purchased from Seller such Retained Percentage as reflected on Bank’s books and records.

ARTICLE 10

MISCELLANEOUS

10.1       Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or other financial or accounting computation is required to be made for the purposes of this Agreement or any other Warehouse Document, such determination shall be made in accordance with GAAP, except where such principles are inconsistent with the requirements of this Agreement or such other Warehouse Document. In addition, any accounting term used in this Agreement or any other Warehouse Document shall have, unless otherwise specifically provided therein, the meaning customarily given to such term in accordance with GAAP or other method of accounting acceptable to Bank.

10.2       Time. Time is of the essence of each and every term of this Agreement and the other Warehouse Documents.

10.3       Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or any other Warehouse Document or the exhibits or addenda hereto or thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the content of such articles, sections, subsections or other divisions, such content being controlling as to the agreement between the parties hereto.

10.4       Seller’s Status. It is agreed that the relationship of Seller and Bank hereunder shall be that of the seller and purchaser of interests in Mortgage Loans. Seller and Bank are not partners or joint venturers, and nothing contained herein shall be construed to create a partnership, joint venture or similar relationship between the parties. Seller shall not act as or hold itself out to the public as being an agent for Bank, but is to act in all loan origination, administration and servicing matters hereunder for itself and in its name only, except to the extent that Seller is required under this Agreement to act as a trustee with fiduciary duties to hold for the benefit of Bank the Participated Mortgage Loans and the related Mortgage Loan Documents, and any and all funds and receipts, whether as principal, interest, escrows or otherwise, in respect of any Participated Mortgage Loan, and to make the remittances of any and all such documents and funds as specified in this Agreement. It further is agreed that Seller, as trustee, shall not assign its responsibilities under this Agreement except in accordance with this Agreement.

10.5       Notices. Any and all notices, requests and other communications required or permitted to be given under or in connection with this Agreement or any other Warehouse Document, except as otherwise provided herein or therein, shall be in writing and mailed or sent by electronic mail to the respective address, and to the attention of the designated recipient, provided below for Bank and provided on the signature page of this Agreement for Seller (or to such other address or to such designated recipient, as either party may designate in a written notice to the other party furnished pursuant to this Section). Such notices, requests and other communications so sent shall be deemed to have been given immediately if

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made by electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), or one (1) day after sending by recognized national overnight courier company, signature of recipient required if to Seller or Bank; any notice, request and other communication sent by any other means shall be deemed made when actually received in writing by the designated recipient of the party to which notice is provided in accordance with this Section. Notwithstanding the foregoing, Requests or communications related to a Request shall not be effective until actually received by Bank. Bank’s address for notices is:

TEXAS CAPITAL BANK, N.A.

2221 Lakeside Boulevard, Suite 800

Richardson, Texas 75082

Attention:         Bruce Karda

E-mail:              [Redacted pursuant to Item 601(a)(6) of Reg. S-K]

10.6       Amendments and Waivers. Subject to Section 10.7, any provision of this Agreement or any other Warehouse Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all the parties to this Agreement, such Warehouse Document or such other documents, as the case may be. The acceptance of Bank at any time and from time to time of part payment on any amounts payable to Bank hereunder shall not be deemed to be a waiver of the balance of such amounts. No waiver by Bank of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No waiver by Bank of any of its rights or remedies under this Agreement, any other Warehouse Document, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Bank. No delay or omission by Bank in exercising any right or remedy under this Agreement or any other Warehouse Document shall impair such right or remedy or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under this Agreement, any other Warehouse Document or otherwise.

10.7       Amendment Due to Government Regulation. Both Bank and Seller understand that Bank is subject to the supervision of various Governmental Authorities. Should any Governmental Authority direct Bank to discontinue any practice set forth herein or to amend the terms hereof, Bank shall take immediate action to do so and shall notify Seller of such action. Seller hereby consents to such action and agrees to enter into any amendment or termination hereof as may be reasonably required by Bank to bring Bank into full compliance with applicable Laws.

10.8       Participations. Seller agrees that Bank may elect, at any time and in its sole discretion, to sell, assign and convey an undivided percentage ownership interest, or grant an undivided participation interest, in all or any portion of the Participation Interests (or any portion of any such Participation Interest) to one or more financial institutions, private investors and/or other Persons (collectively, “Participants”). Seller further agrees that Bank may disseminate to any such actual or potential Participants all documents and information (including any and all financial information) which has been or is hereafter provided to or known to Bank in connection with this Agreement and the other Warehouse Documents and the transactions contemplated hereby and thereby, including, information with respect to Seller, each Obligated Party and each Mortgage Loan in which Bank has purchased a Participation Interest.

10.9       Invalidity. In the event that any one or more of the provisions contained in this Agreement or any other Warehouse Document, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement or the other Warehouse Documents.

10.10       Survival. All covenants, agreements, representations and warranties made herein and in any other Warehouse Document shall continue in full force and effect as long as Bank has the right to

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purchase Participation Interests hereunder and until all obligations to Bank hereunder and thereunder have been fully satisfied and discharged. Without limiting the generality of the foregoing, termination of this Agreement by either party pursuant to the terms of this Agreement shall not relieve Seller of: (a) its duties, obligations, representations, warranties, covenants, agreements or indemnities which accrued under this Agreement prior to the Advance Request Termination Date or the Agreement Termination Date; or (b) performance of its duties and obligations hereunder so long as there is any Participated Mortgage Loan which does not constitute a Retired Participated Mortgage Loan.

10.11       Successors and Assigns. All covenants and agreements contained by or on behalf of Seller in this Agreement or any Warehouse Document shall bind Seller’s successors and assigns and shall inure to the benefit of Bank and its successors and assigns. Seller shall not, however, have the right to assign its rights under this Agreement or any interest herein, without the prior written consent of Bank, which consent may be withheld by Bank for any reason.

10.12       Renewal. If, as of the Effective Date, Bank holds any outstanding undivided percentage ownership interests (each an “Existing Participation Interest”) in any Mortgage Loan purchased by Bank from Seller pursuant to a written mortgage warehouse agreement or similar written agreement executed by Bank and Seller prior to the Effective Date (as amended or modified from time to time, the “Existing Warehouse Agreement”), then, as of the Effective Date, unless expressly agreed to otherwise by Seller and Bank in writing after the date of the Existing Warehouse Agreement: (a) Seller shall not have any rights under the Existing Warehouse Agreement to request Bank to purchase additional undivided percentage ownership interests in Mortgage Loans, and any and all such requests and purchases on or after the Effective Date shall be governed by the terms and conditions of this Agreement; (b) any and all Existing Participation Interests shall continue to be subject to the terms and conditions of the Existing Warehouse Agreement; (c) the Existing Warehouse Agreement shall automatically terminate and cease to be in force and effect (except with respect to the provisions of the Existing Warehouse Agreement which expressly survive termination) without any action or notice upon such time as (i) pursuant to the terms and conditions of the Existing Warehouse Agreement, with respect to each Mortgage Loan in which Bank purchased an Existing Participation Interest (A) such Mortgage Loan has been sold in its entirety and the full amount of the proceeds of such sale have been received and applied by Bank thereunder or (B) the Existing Participation Interest in such Mortgage Loan has been repurchased in its entirety by Seller and the full amount of the proceeds of such repurchase have been received and applied by Bank thereunder, (ii) Bank has received full and indefeasible payment of all amounts due and payable to Bank pursuant to the Existing Warehouse Agreement, and (iii) Bank has remitted to Seller all sums, if any, required by the Existing Warehouse Agreement to be remitted by Bank to Seller; and (d) the Maximum Participation Amount shall be reduced by the sum, as such sum may vary from time to time, of (i) the Outstanding Participation Balance calculated with respect to the outstanding Existing Participation Interests plus (ii) all other amounts due and payable to Bank pursuant to the Existing Warehouse Agreement. The terms of this Section supersede and modify any and all inconsistent provisions in any Existing Warehouse Agreement.

10.13       Bank’s Consent or Approval. Except where otherwise expressly provided in this Agreement or the other Warehouse Documents, in any instance under this Agreement or the other Warehouse Documents where the approval, consent or the exercise of judgment of Bank is required: (a) the granting or denial of such approval or consent and the exercise of such judgment shall be (i) within the sole and absolute discretion of Bank and (ii) deemed to have been given only by a specific writing intended for that purpose and executed by Bank; and (b) in order to be effective, such approval, consent or exercise of judgment must be given by Bank prior to the applicable action to be taken by Seller which requires Bank’s approval, consent or exercise of judgment, unless otherwise agreed to in writing by Bank. Each provision for consent, approval, inspection, review, or verification by Bank is for Bank’s own purposes and benefit only.

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10.14       Cumulative Rights. The rights and remedies of Bank under this Agreement and any other Warehouse Document shall be cumulative, and shall be in addition to any rights and remedies of Bank at law or in equity.

10.15       Acceptance of Agreement in Texas; Governing Law. Seller has signed this Agreement and submits it to Bank for acceptance at Bank’s offices in Richardson, Collin County, Texas. Seller and Bank shall make all payments and perform all other obligations arising hereunder at Collin County, Texas, and this Agreement is made and entered into at Collin County, Texas. This Agreement and all of the terms and conditions hereof and the rights of the parties hereto shall be governed by and interpreted in accordance with the Laws of the State of Texas and venue for any legal action brought hereunder shall lie in Collin County, Texas or Dallas County, Texas.

10.16       Seller’s Understanding. Seller has read this Agreement and has had the opportunity to seek and/or receive counsel from an attorney of Seller’s choice as to the effects hereof.

10.17       Nature of Transactions.

(a)       The relationship established by this Agreement and the other Warehouse Documents between Bank and Seller is that of a seller and purchaser of Participation Interests in Mortgage Loans, and not that of a lender and borrower. Subject to Section 10.17(b), it is the intention of Bank and Seller that: (i) the purchase and sale of each Participation Interest hereunder shall be treated and construed as a sale by Seller to Bank, and the purchase by Bank from Seller, of a certain undivided percentage ownership interest in the related Mortgage Loan and the related Mortgage Loan Documents; and (ii) each sale of a Participation Interest by Seller to Bank, and each purchase of a Participation Interest by Bank from Seller, is a sale of an undivided interest in a promissory note to Bank, and that pursuant to Section 9.109 of the UCC of the State of Texas, Bank and Seller’s characterization of each such sale and purchase of a Participation Interest as a purchase and sale of such Participation Interest shall be conclusive that (A) the transaction is a sale and is not a secured transaction and (B) legal and equitable title has passed to Bank in the Mortgage Loan and Mortgage Loan Documents in which Bank acquired such Participation Interest.

(b)       Neither Party has made or hereby makes any representations or warranties to the other Party, and hereby disclaims any such representations or warranties, regarding the accounting or tax treatment to be applied to any Participation Interest (including whether any such Participation Interest qualifies for “sale” treatment under any applicable accounting rules, regulations or standards). Each Party hereby agrees that it has and will make its own independent determination regarding the accounting and tax treatment to be applied to each Participation Interest, and has not relied upon the other Party in any manner in making such determination. The accounting or tax treatment applied by any Party with respect to any Participation Interest shall not be binding upon the other Party, shall not be used by the other Party in any manner inconsistent with, and shall not affect, the Parties’ intent hereunder that any and all transaction pursuant to which Bank pays a Purchase Price to Seller is for a sale by Seller to Bank, and the purchase by Bank from Seller, of a certain undivided percentage ownership interest in the related Mortgage Loan and Mortgage Loan Documents and that legal and equitable title has passed to Bank in the Mortgage Loan in which Bank acquired such Participation Interest.

(c)       If any court of competent jurisdiction shall deem any transaction involving Bank, Seller or any Participation Interest governed by this Agreement to be a loan, extension of credit or a secured financing, or if any court of competent jurisdiction shall determine that any purported Participation Interest in any purported Participated Mortgage Loan (or any portion thereof) is the property of Seller or shall otherwise not have been sold by Seller to, and purchased by, Bank, as

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contemplated herein, then notwithstanding anything herein or in any other Warehouse Document to the contrary: (i) as of the Effective Date, Bank shall have (and Seller shall have been deemed to have pledged, assigned and granted to Bank) a first priority security interest in and to the Collateral to secure the prompt and complete payment and performance of any and all of Seller’s indebtedness and obligations to Bank under this Agreement and the other Warehouse Documents; and (ii) any and all amounts received by Bank with respect to any Participated Mortgage Loan may be applied in such order and priority as Bank may determine. For this purpose, this Agreement shall constitute a security agreement in accordance with the UCC, and Bank shall have all the rights of a secured creditor with respect to such security.

10.18       Repurchase Agreement. It is expressly stipulated to be the intent of Bank and Seller, and understood and agreed by Bank and Seller, that (a) this Agreement constitutes a “repurchase agreement” under Section 101(47) of the Bankruptcy Code and (b) pursuant to Sections 362(b), 555 and 559 of the Bankruptcy Code, the rights of Bank under this Agreement related to the sale and repurchase of Mortgage Loans (including, the rights of Bank hereunder, upon the occurrence of an Event of Default, to liquidate and/or foreclose on the Mortgage Loans in which it holds Participation Interests) shall not be stayed, avoided or otherwise limited by the operation of any provision of the Bankruptcy Code.

10.19       Usury Savings Provision. It is expressly stipulated to be the intent of Bank and Seller, and understood and agreed by Bank and Seller, that this Agreement: (a) does not represent a loan from Bank to Seller; and (b) allows Bank to purchase the Participation Interests for its own account and for a short term investment. If, notwithstanding the foregoing or the terms of this Agreement, a court of competent jurisdiction establishes a loan or extension of credit within this Agreement from Bank to Seller, then the parties to this Agreement hereby understand, acknowledge and agree that in such event: (a) Seller shall be the underlying obligor of that loan or extension of credit established by such court of competent jurisdiction; (b) Seller is utilizing the proceeds of that loan or extension of credit established by such court of competent jurisdiction for business, commercial, investment, or similar purposes; and (c) Seller has determined that it is beneficial to use any and all proceeds of that loan or extension of credit established by such court of competent jurisdiction to establish collateral for that loan or extension of credit established by such court of competent jurisdiction by: (i) making deposits at Bank; (ii) purchasing certificates of deposit from Bank; and/or (iii) establishing other accounts at Bank. Furthermore, it is Bank’s and Seller’s intention and agreement that if a court of competent jurisdiction establishes a loan or extension of credit from Bank to Seller under this Agreement, then any proceeds of that loan or extension of credit established by such court of competent jurisdiction deposited with Bank as additional collateral for that loan or extension of credit: (a) shall be considered a compensating balance under and pursuant to Section 276.003 of the Texas Finance Code; and (b) shall not be considered a reduction in the amount of the proceeds of that loan and/or extension of credit from Bank to Seller. Additionally, it is the stipulated, understood and agreed to be the intent of Bank and Seller that this Agreement shall at all times comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (as hereinafter defined), if any, or applicable United States federal law to the extent that such law permits Bank to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. For purposes of this provision, “Indebtedness” shall mean all indebtedness, if any, evidenced, referenced, described, or established by a court of competent jurisdiction under this Agreement, and all amounts payable in the performance of any covenant or obligation in any of the other documents or any other communication or writing by or between Bank and Seller related to the transaction or transactions that are the subject matter of this Agreement, or any part of such Indebtedness, if any. If the applicable law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of the Indebtedness, if any, including by reason of the acceleration of the maturity or the prepayment thereof, then it is Bank’s and Seller’s express intent that all amounts charged in excess of the Maximum Lawful Rate (as hereinafter defined), if any, shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Bank, if any, shall be credited

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on the principal balance of the Indebtedness, if any, or, if the Indebtedness, if any, has been or would thereby be paid in full, refunded to Seller, and the provisions of this Agreement and any underlying documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Indebtedness has been paid in full before the end of the stated term hereof, then Bank and Seller agree that Bank shall, with reasonable promptness after Bank discovers or is advised by Seller that interest was received in an amount in excess of the Maximum Lawful Rate, either credit such excess interest against the Indebtedness then owing by Seller to Bank and/or refund such excess interest to Seller. If and to the extent Indebtedness is determined to exist by a court of competent jurisdiction, then Seller hereby agrees that as a condition precedent to any claim seeking usury penalties against Bank, Seller will provide written notice to Bank, advising Bank in reasonable detail of the nature and amount of the violation, and Bank shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Seller or crediting such excess interest against the Indebtedness, if any, then owing by Seller to Bank. All sums contracted for, charged, taken, reserved or received by Bank for the use, forbearance or detention of Indebtedness, if any, shall, to the extent permitted by applicable law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of this Agreement (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness, if any, does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness, if any, for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to this Agreement or any other part of the Indebtedness, if any. If and to the extent any Indebtedness is determined to exist under this Agreement by a court of competent jurisdiction, then notwithstanding anything to the contrary contained herein or in any of underlying documents referenced herein, it is not the intention of Bank to accelerate the maturity of any interest, if any, that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. If and to the extent any Indebtedness is determined to exist under this Agreement by a court of competent jurisdiction, then the terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any of the other underlying documents referenced within this Agreement or in any other document or instrument pertaining to the Indebtedness. As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved in accordance with the applicable Laws of the State of Texas (or applicable United States federal law to the extent that such law permits Bank to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all fees, charges and any other value whatsoever made in connection with the transaction evidenced by this Agreement. To the extent United States federal law permits contracting for, charging, taking, receiving or reserving a greater amount of interest than under Texas law, then such United States federal law will be relied upon instead of Texas law for the purpose of determining the Maximum Lawful Rate. Additionally, if and to the extent any Indebtedness is determined to exist under this Agreement by a court of competent jurisdiction, to the extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time utilize any other method of establishing the Maximum Lawful Rate under Texas law or under other applicable law by giving notice, if required, to Seller as provided by such applicable law now or hereafter in effect.

10.20       WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SELLER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER WAREHOUSE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

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10.21       Joint and Several Liability. The liability of all Persons obligated to Bank in any manner under this Agreement shall be joint and several. If more than one Person shall execute this Agreement as “Seller”, then the term “Seller” as used herein and in the other Warehouse Documents shall refer both to each such Person individually and to all such Persons collectively.

10.22      Electronic Processing.

(a)       Seller acknowledges that Bank may employ one or more electronic processes and systems with respect to the transactions contemplated by this Agreement, including the purchase of Participation Interests in Mortgage Loans and the sale of such Participation Interests to Take-Out Purchasers. Seller shall cooperate with Bank with respect to the implementation of any such electronic document processes or systems.

(b)       With respect to the Mortgage Loan Documents for Participated Mortgage Loans, Seller may use electronic services, process and systems for the execution thereof only with the Bank’s prior written consent, which approval may be conditioned by Bank upon, among other things, the following: (i) full, unrestricted access by Bank to all electronic reports, records and data related thereto; (ii) cooperation on the part of Seller with respect to access and turnover of such reports, records and data to Bank; and (iii) recognition agreements with third party service providers and vendors, in form and content satisfactory to Bank.

10.23      Electronic Transmission of Data. Bank and Seller agree that certain data related to Mortgage Loans (including confidential information, documents, applications and reports) and the transactions contemplated by this Agreement may be transmitted electronically, including over the Internet and/or through the use of the Electronic Platform. This data may be transmitted to, received from or circulated among agents and representatives of Seller and/or Bank and their affiliates, and other Persons involved with the subject matter of this Agreement. Seller acknowledges and agrees that: (a) there are risks associated with the use of electronic transmission and that Bank does not control the method of transmittal or service providers; (b) Bank has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt, or third party interception of such transmissions, and (c) SELLER WILL RELEASE, HOLD HARMLESS AND INDEMNIFY EACH INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES WHICH ARE RELATED TO THE ELECTRONIC TRANSMITTAL OF DATA.

10.24       Force Majeure. Bank shall not be responsible for any failure or delay of Bank in its performance hereunder by reason of fire, flood or other acts of God, lockout, acts of public enemy, riot, insurrection or any interruption, failure or defects in Internet, telephone or other interconnection service or in electronic or mechanical equipment or any other cause beyond the reasonable control Bank (“Force Majeure Event”). During the duration of any Force Majeure Event, Bank will use commercially reasonable efforts to avoid or remove such Force Majeure Event and will take reasonable steps to resume its performance under this Agreement with the least possible delay.

10.25       Limitation of Liability. Neither Bank nor any other Indemnified Party shall have any liability with respect to, and Seller hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by Seller in connection with, arising out of, or in any way related to, this Agreement or any of the other Warehouse Document, or any of the transactions contemplated by this Agreement or any of the Warehouse Document.

10.26       Confidentiality.

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(a)       The Parties hereby acknowledge and agree that all information provided on, before, or after the Effective Date by or on behalf of one Party or its affiliates, officers, directors, employees, representatives, agents or advisors (collectively, the “Disclosing Party”) to the other Party or its Permitted Recipients (collectively, the “Receiving Party”) in connection with any Warehouse Document or the transactions contemplated hereby which the Receiving Party knows or reasonably should know is the confidential or proprietary information of the Disclosing Party, including (i) all information relating to the business, operations and affairs of the Disclosing Party (including internal operating procedures, methodologies, strategies, trade secrets, sales data, vendor data and customer lists, financial plans, projections and reports), (ii) all property owned, licensed and/or developed by or for the Disclosing Party or its affiliates, such as computer systems, programs, software and devices (including information about the design, methodology and documentation therefor), (iii) the terms of this Agreement and the other Warehouse Documents (including the outline of the proposed terms of the transactions contemplated hereby contained in any and all term sheets provided by Bank to Seller); and (iv) all “nonpublic personal information” of “customers” and “consumers” (as each is defined in the GLB Act) (collectively “Confidential Information”), shall be kept confidential by the Receiving Party and shall not be divulged by the Receiving Party to any Person without the prior written consent of the Disclosing Party except to the extent set forth in Section 10.26(b). Notwithstanding anything herein to the contrary, Confidential Information shall not include information of the Disclosing Party that: (i) is expressly permitted to be disclosed by the Receiving Party pursuant to and in accordance with any other provisions of this Agreement or the other Warehouse Documents; (ii) is or becomes generally available to the public (through no action or inaction in breach of this Agreement by the Receiving Party); (iii) was in the Receiving Party’s possession or known by the Receiving Party without obligations of confidentiality owed to the Disclosing Party prior to receipt from the Disclosing Party; (iv) was rightfully disclosed to the Receiving Party by a third-party without obligations of confidentiality owed to the Disclosing Party, or (v) was independently developed by the Receiving Party without use or access to the Confidential Information. Each Party agrees to take reasonable precautions to protect Confidential Information from disclosure in violation of this Section.

(b)       Any Receiving Party shall be permitted to disclose, on a confidential basis, Confidential Information to: (i) its officers, directors, employees, legal counsel and auditors (“Permitted Recipients”), but only to the extent necessary in connection with the transactions contemplated hereby; (ii) taxing authorities and of Governmental Authorities, but only to the extent necessary to comply with applicable Law; (iii) any bank examiner, auditor or regulatory authority or supervisory authority that has jurisdiction over such Receiving Party or otherwise in connection with any audit or examination of such Receiving Party by any such bank examiner, auditor or authority. Any Receiving Party may disclose Confidential Information in connection with any litigation or other legal proceeding if required under applicable Law, and subject to the following: (i) to the extent permitted by applicable Law, the Receiving Party shall promptly notify the Disclosing Party in writing of the litigation or other proceeding involving the potential disclosure of Confidential Information, whereupon the Disclosing Party may seek an appropriate protective order or other relief (at the Disclosing Party’s sole expense) and the Receiving Party shall cooperate with the Disclosing Party (at the Disclosing Party’s sole expense) to obtain such order or relief; and (ii) Receiving Party shall exercise reasonable efforts to limit the disclosure to only that portion of the Confidential Information which is necessary to comply with applicable Law. In addition, Bank may disclose Confidential Information: (i) to an actual Participant or to a potential Participant pursuant to the provisions of Section 10.8; (ii) if an Event of Default has occurred and Bank has determined that the disclosure of Confidential Information is necessary or desirable in connection with the marketing and sale of Participated Mortgage Loans or the enforcement or exercise of Bank’s rights or remedies under the Warehouse Documents.

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(c)       The Parties understand that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and each Party agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable privacy and data protection Laws binding upon such Party. Each Party shall implement such physical and other security measures as shall be necessary to: (i) ensure the security and confidentiality of the “nonpublic personal information” of “customers” and “consumers” (as those terms are defined in the GLB Act); (ii) protect against any threats or hazards to the security and integrity of such nonpublic personal information; and (iii) protect against any unauthorized access to or use of such nonpublic personal information. Each Party shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 168, 208, 211, 225, 263, 308 and 364. Upon request, each Party will provide evidence reasonably satisfactory to allow the other Party to confirm that the providing Party has satisfied its obligations as required under this Section. Each Party shall notify the other Party immediately following discovery of any breach or compromise of the security, confidentiality or integrity of nonpublic personal information of customers and consumers related to the Confidential Information.

10.27       Other Facilities.

(a)       Any default or breach under any present or future indebtedness, obligation or liability of Seller to Bank (other than any obligations or liabilities of Seller to Bank under the Warehouse Documents) (collectively, the “Other Obligations”) shall also constitute an Event of Default under the Warehouse Documents. Any Event of Default under any Warehouse Document shall also constitute a default and breach under the documents evidencing, securing or otherwise governing or pertaining to the Other Obligations.

(b)       Any and all Liens at any time securing the Other Obligations shall also secure any and all obligations and liabilities of Seller under the Warehouse Documents. Any and all Liens at any time securing the obligations and liabilities of Seller under the Warehouse Documents shall also secure the Other Obligations.

(c)       The documents evidencing, securing or otherwise governing or pertaining to the Other Obligations in effect as of the Effective Date hereof are hereby modified and amended in accordance with the provisions of this Section.

10.28      Inconsistencies. To the extent of any conflict between the provisions of this Agreement and the provisions of any other Warehouse Document, the provisions of this Agreement shall govern and control. To the extent of any conflict between the provisions of any Warehouse Document and the provisions of the Warehouse Program Guide, subject to Section 5.13(a), the provisions of the Warehouse Program Guide shall govern and control.

10.29      Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

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10.30      ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER WAREHOUSE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

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EXECUTED by Seller to be effective as of the Effective Date.

SELLER:

GUILD MORTGAGE COMPANY, A CALIFORNIA CORPORATION

By:	/s/ AMBER ELWELL
Name:	AMBER ELWELL
Title:	CHIEF FINANCIAL OFFICER

Execution Date: 5/11, 2020

Seller’s Contact Information for Notices:

GUILD MORTGAGE COMPANY
5898 COPLEY DRIVE
SAN DIEGO, CA 92111

Attention:	AMBER ELWELL
Phone:	[Redacted pursuant to Item 601(a)(6) of Reg. S-K]
E-mail:	[Redacted pursuant to Item 601(a)(6) of Reg. S-K]

* * *

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CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT CIVIL CODE § 1189

State of California)
County of San Diego)

personally appeared Amber Elwell
Name(s) of Signer(s)

WITNESS my hand and official seal.

DOROTHY GIACALONE
COMM. # 2297837
NOTARY PUBLIC • CALIFORNIA
SAN DIEGO COUNTY
Commission Expires Aug. 16, 2023
ST01
ST01

Signature Dorothy Giacalone
Signature of Notary Public

Place Notary Seal Above

OPTIONAL

Description of Attached Document

Capacity(ies) Claimed by Signer(s)

Signer's Name: ____________
☐ Corporate Officer — Title(s): ____________
☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ____________
Signer Is Representing: ____________

Signer's Name: ____________
☐ Corporate Officer — Title(s): ____________
☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ____________
Signer Is Representing: ____________

©2014 National Notary Association • www.NationalNotary.org • 1-800-US NOTARY (1-800-876-6827) Item #5907

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT CIVIL CODE § 1189 A notary public or other officer completing this certificate verifies only the identity of the individual who signed th.e document to which this certificate is attached, and not the truthfulness, accuracy, or validity of thatdocument. State of California County of San Diego On May 11, 2020 before me, Dorothy Giacalone, Notary Public Date Here Insert Name and Title of the Officer personally appeared Here Insert Name and Title of the Officer Name(s) of Signer(s) wh9 proved to rne on the basis of satisfactory evidence to .be the persan(s) whose name(s) is/are subscribed to the within instrument arid acknowledged to me that he/she/they executed the same in his/her/their uthorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the. State of California that the foregoing paragraph is true and comct. WITNESS my hand and official ..seal. Signature SiinatJ,e of Notary Public Place Notary Seal Above Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document. Description of Attached Document Title or Type of Document: Document Date: Number of Pages: Signer(s)Other Than Named Above: Capacity(ies} Claimed by Signer(s) Signer’s Name: Corporate Officer Title(s): Cl Partner D Limited D General 0 Individual O Attorney in Fact Trustee Guardian or Conservator Signer Is Representing: Signeris Name: [] Corporate Officer—Title(s): D Partner D Limited O General D Individual D Attorney in Fact D Trustee [] Guardian or Conservator D Other:-Signer Is Representing: ©2014 National Notary Association• www.NationalNotary.org • 1-8ooï¿½us NOTARY (1-800-876-6827) Item #5907

ACCEPTED AND AGREED to by Bank at Richardson, Collin County, Texas, and executed to be effective as the Effective Date.

BANK:

TEXAS CAPITAL BANK,
NATIONAL ASSOCIATION

By:	/s/ Heather Crawford
Name:	Heather Crawford
Title:	Vice President

Execution Date: June 2, 2020

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EXHIBIT LIST

Exhibit A	-	Power of Attorney [Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Exhibit B	-	Pledge Agreement [Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Exhibit C	-	Guaranty Agreement [Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Exhibit D	-	UCC-1 Financing Statement [Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Exhibit E	-	Financial Covenants Addendum [Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Exhibit F	-	Supplemental Provisions Addendum [Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Exhibit G	-	List of Current Warehouse Facilities [Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Exhibit H	-	List of Current Affiliate Escrow Agents [Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Exhibit I	-	Blanket Assignment [Omitted pursuant to Item 601(a)(5) of Regulation S-K]

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